                                                                     EXHIBIT 2.1



--------------------------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER





                            Dated as of May 15, 2000



                                  by and among



                    HERITAGE PROPERTY INVESTMENT TRUST, INC.,

                        HERITAGE-AUSTEN ACQUISITION, INC.

                                       and

                            BRADLEY REAL ESTATE, INC.




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                                       Page
ARTICLE I             THE MERGER........................................................1

         Section 1.1.      The Merger...................................................1

         Section 1.2.      Closing......................................................2

         Section 1.3.      Effective Time...............................................2

         Section 1.4.      Merger Consideration.........................................2

         Section 1.5.      Charter and By-laws..........................................2

         Section 1.6.      Directors and Officers of the Surviving Corporation..........3

         Section 1.7.      Termination of Bradley Dividend Reinvestment and
                           Stock Purchase Plan..........................................3

         Section 1.8.      Bradley Stock Options and Related Matters....................3

ARTICLE II            EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES...................3

         Section 2.1.      Effect on Capital Stock......................................3

                  (a)      Capital Stock Owned by Heritage or Bradley
                           Subsidiaries.................................................3

                  (b)      Shares of Capital Stock of Heritage and the Heritage
                           Merger Sub...................................................3

         Section 2.2.      Payment for Securities/Exchange of Certificates..............4

                  (a)      Exchange Agent...............................................4

                  (b)      Exchange Procedures..........................................4

                  (c)      Liquidating Distribution.....................................5

                  (d)      No Further Ownership Rights..................................5

                  (e)      Termination of Exchange Fund.................................5

                  (f)      No Liability.................................................5

                  (g)      Lost, Stolen, or Destroyed Certificates......................5

                  (h)      Withholding of Tax...........................................5

                  (i)      No Dissenters' Rights........................................6

                  (j)      Series B and Series C Cumulative Redeemable Perpetual
                           Preferred Units of the Bradley OP............................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES....................................6

         Section 3.1.      Representations and Warranties of Bradley....................6

                  (a)      Organization, Standing and Corporate Power of Bradley........6

                  (b)      Bradley Subsidiaries; Interests in Other Persons.............6

                  (c)      Capital Structure............................................7

                  (d)      Authority; No Violations; Consents and Approval; LP
                           Units........................................................9

                  (e)      SEC Documents...............................................11

                  (f)      Absence of Certain Changes or Events........................11

                  (g)      No Undisclosed Material Liabilities.........................12
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                  (h)      No Default..................................................12

                  (i)      Compliance with Applicable Laws.............................12

                  (j)      Litigation..................................................13

                  (k)      Taxes.......................................................13

                  (l)      Pension and Benefit Plans; ERISA............................15

                  (m)      Labor and Employment Matters................................17

                  (n)      Intangible Property.........................................18

                  (o)      Environmental Matters.......................................19

                  (p)      Properties..................................................20

                  (q)      Insurance...................................................22

                  (r)      Opinion of Financial Advisor................................22

                  (s)      Vote Required...............................................22

                  (t)      Beneficial Ownership of Bradley Common Stock................23

                  (u)      Brokers.....................................................23

                  (v)      Investment Company Act of 1940..............................23

                  (w)      Contracts...................................................23

                  (x)      Rule 16b-3..................................................23

                  (y)      Amendment to the Bradley OP Agreement.......................24

                  (z)      No Dissenters' Rights.......................................24

                  (aa)     State Takeover Statutes.....................................24

         Section 3.2.      Representations and Warranties of Heritage..................24

                  (a)      Organization, Standing and Corporate Power of
                           Heritage and the Heritage Merger Sub........................24

                  (b)      Heritage OP; Interests in Other Persons.....................24

                  (c)      Capital Structure...........................................24

                  (d)      Authority; No Violations; Consents and Approvals............25

                  (e)      Litigation..................................................26

                  (f)      Interim Operations of the Heritage Merger Sub...............26

                  (g)      Financial Condition of Heritage.............................26

                  (h)      Financing Commitment Letters................................27

ARTICLE IV            COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE
                      MERGER...........................................................27

         Section 4.1.      Conduct of Business by Bradley and the Bradley OP...........27

ARTICLE V             ADDITIONAL COVENANTS.............................................30


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                                   (continued)
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
         Section 5.1.      Preparation of the Proxy Statement; Stockholders'
                           Meeting; Partners' Consents.................................30

         Section 5.2.      Access to Information; Confidentiality......................30

         Section 5.3.      Commercially Reasonable Efforts; Notification...............31

         Section 5.4.      Tax Treatment...............................................32

         Section 5.5.      No Solicitation of Transactions.............................32

         Section 5.6.      Public Announcements........................................33

         Section 5.7.      Transfer and Gains Taxes; Stockholder Demand Letters........33

         Section 5.8.      Employee Arrangements.......................................33

                  (a)      Bradley Severance Agreements................................33

                  (b)      Benefit Plans...............................................34

                  (c)      Employee Loans..............................................34

         Section 5.9.      Indemnification; Directors' and Officers' Insurance.........34

         Section 5.10.     Interim Transactions Committee..............................35

         Section 5.11.     Transactions Relating to the Bradley OP.....................36

         Section 5.12.     Notice of the Merger to LP Unit Holders.....................37

         Section 5.13.     Assistance..................................................37

         Section 5.14.     Proxy Solicitor.............................................38

         Section 5.15.     Bradley Subsidiaries........................................38

         Section 5.16.     Environmental Matters.......................................38

         Section 5.17.     Amendment of Bradley OP and Bradley Subsidiary
                           Agreements..................................................38

         Section 5.18.     Information Supplied........................................39

         Section 5.19.     Required Financing..........................................39

ARTICLE VI            CONDITIONS PRECEDENT.............................................39

         Section 6.1.      Conditions to Each Party's Obligation to Effect the
                           Merger......................................................39

                  (a)      Stockholders Approval.......................................39

                  (b)      No Injunctions or Restraints................................39

                  (c)      Other Approvals.............................................40

         Section 6.2.      Conditions to Obligations of Heritage and the
                           Heritage Merger Sub.........................................40

                  (a)      Representations and Warranties..............................40

                  (b)      Performance of Obligations of Bradley.......................40

                  (c)      Material Adverse Change.....................................40

                  (d)      Opinion Relating to REIT and Partnership Status.............40

                  (e)      Consents....................................................40

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
         Section 6.3.      Conditions to Obligations of Bradley........................41

                  (a)      Representations and Warranties..............................41

                  (b)      Performance of Obligations of Heritage......................41

ARTICLE VII           BOARD ACTIONS....................................................41

         Section 7.1.      Board Actions...............................................41

ARTICLE VIII          TERMINATION, AMENDMENT AND WAIVER................................42

         Section 8.1.      Termination.................................................42

         Section 8.2.      Expenses....................................................43

         Section 8.3.      Effect of Termination.......................................47

         Section 8.4.      Amendment...................................................47

         Section 8.5.      Extension; Waiver...........................................47

ARTICLE IX            GENERAL PROVISIONS...............................................47

         Section 9.1.      Nonsurvival of Representations and Warranties...............47

         Section 9.2.      Notices.....................................................48

         Section 9.3.      Interpretation..............................................48

         Section 9.4.      Counterparts................................................49

         Section 9.5.      Entire Agreement; No Third-Party Beneficiaries..............49

         Section 9.6.      Governing Law...............................................49

         Section 9.7.      Assignment..................................................49

         Section 9.8.      Enforcement.................................................49

         Section 9.9.      Exhibits; Disclosure Letter.................................49

ARTICLE X             CERTAIN DEFINITIONS..............................................49

         Section 10.1.     Certain Definitions.........................................49

SCHEDULES
         A        List of Bradley Subsidiaries to be Liquidated.....................Sch. A

Exhibits

         A        Form of Bradley Irrevocable Proxy................................   A-1

         B        Financing Commitment Letters.....................................   B-1

         C        Form of Amendment to the Bradley OP Agreement Relating to
                  Section 514(c)(9)(E) of the Code.................................   C-1

                                  DEFINED TERMS

                                                                            Page

Affiliate....................................................................49
Agreement.....................................................................1
Bradley.......................................................................1
Bradley Break-Up Expenses....................................................45
Bradley Break-Up Fee.........................................................44
Bradley Break-Up Tax Opinion.................................................45
Bradley By-laws...............................................................6
Bradley Charter...............................................................6
Bradley Common Stock..........................................................1
Bradley Disclosure Letter.....................................................6
Bradley DRSPP.................................................................3
Bradley Employee Benefit Plans...............................................15
Bradley ERISA Affiliate......................................................15
Bradley Expense Base Amount..................................................45
Bradley Fee Base Amount......................................................44
Bradley Intangible Property..................................................18
Bradley Irrevocable Proxies...................................................1
Bradley Material Adverse Effect...............................................6
Bradley OP....................................................................1
Bradley OP Agreement..........................................................1
Bradley OP Amendment.........................................................36
Bradley OP Offer.............................................................36
Bradley OP Offering Document.................................................36
Bradley Option Plan...........................................................3
Bradley Options...............................................................3
Bradley Other Interests.......................................................7
Bradley Pension Plans........................................................15
Bradley Permits..............................................................12
Bradley Preferred Units.......................................................8
Bradley Properties...........................................................20
Bradley Property.............................................................20
Bradley Property Restrictions................................................21
Bradley SEC Documents........................................................11
Bradley Severance Agreements.................................................17
Bradley Stockholder Approval.................................................22
Bradley Stockholder Meeting...................................................9
Bradley Subsidiary...........................................................49
Cash Amount..................................................................36
CERCLA.......................................................................20
Certificate...................................................................4
Claim........................................................................35
Closing.......................................................................2
Closing Date..................................................................2
Code..........................................................................5
Commitment...................................................................28
Common Stock Merger Consideration.............................................1
Competing Transaction........................................................32
Confidentiality Agreement....................................................31
Effective Time................................................................2
Environmental Law............................................................19
ERISA........................................................................15
Exchange Act.................................................................10
Exchange Agent................................................................4
Exchange Fund.................................................................4
Financing....................................................................50
Financing Date...............................................................42
Financing Letters............................................................27
GAAP.........................................................................11
Governmental Entity...........................................................5
GP Units......................................................................8
Hazardous Material...........................................................19
Heritage......................................................................1
Heritage Break-Up Expenses...................................................44
Heritage Break-Up Fee........................................................43
Heritage Break-Up Tax Opinion................................................43
Heritage Common Stock........................................................24
Heritage Expense Base Amount.................................................44
Heritage Fee Base Amount.....................................................43
Heritage LP Units............................................................25
Heritage Material Adverse Effect.............................................24
Heritage Merger Sub...........................................................1
Heritage OP..................................................................24
Heritage Series A Preferred Stock............................................24
Heritage Series B Preferred Stock.............................................6
Heritage Series C Preferred Stock.............................................6
Heritage Subsidiary..........................................................50
HSR Act......................................................................10
Indemnified Parties..........................................................34
Interim Transactions Committee...............................................35
Knowledge....................................................................50
Law..........................................................................50
Letter of Transmittal.........................................................4
Liens.........................................................................7
Limited Partner Agreements...................................................50
LP Unit Consideration.........................................................1
LP Unit Holders...............................................................1
LP Units......................................................................1
Material Contracts...........................................................23
Merger........................................................................1
Merger Consideration..........................................................1
MGCL..........................................................................2
PCBs.........................................................................19
Person.......................................................................50
Preferred Stock Merger Consideration..........................................1
Property Agreements..........................................................21
Proxy Statement..............................................................10
Qualifying Income............................................................43
REIT.........................................................................13

                                  DEFINED TERMS
                                   (continued)

                                                                            Page

REIT Requirements............................................................43
Release......................................................................19
Rent Roll....................................................................22
SEC..........................................................................10
Securities Act...............................................................11
Series A Preferred Stock......................................................1
Series A Units................................................................8
Series B Preferred Stock......................................................6
Series B Units................................................................6
Series C Preferred Stock......................................................6
Series C Units................................................................6
Subsidiary...................................................................50
Superior Competing Transaction...............................................32
Surviving Corporation.........................................................2
Takeover Statute.............................................................24
Tax..........................................................................50
Tax Return...................................................................50
Taxes........................................................................50
Transaction Documents.........................................................9
Transfer and Gains Taxes.....................................................33
Unsecured Notes..............................................................10
Voting Debt..................................................................50

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of May 15, 2000,
                                        ---------
by and among HERITAGE PROPERTY INVESTMENT TRUST, INC., a Maryland corporation ("Heritage"), HERITAGE-AUSTEN ACQUISITION, INC., a Maryland corporation and a
  --------
wholly-owned subsidiary of Heritage (the "Heritage Merger Sub"), and BRADLEY
                                          -------------------
REAL ESTATE, INC., a Maryland corporation ("Bradley").
                                            -------

                                    RECITALS

     A. The Board of Directors of Bradley and Heritage have determined that it is advisable and in the best interest of Bradley and Heritage and their stockholders that, upon the terms and subject to the conditions set forth in this Agreement, Bradley will be merged with and into the Heritage Merger Sub, with the Heritage Merger Sub continuing as the surviving corporation in the merger (the "Merger"), in which each issued and outstanding share of common
             ------
stock, par value $.01 per share, of Bradley (the "Bradley Common Stock") will be
                                                  --------------------
converted into the right to receive $22.00 in cash (the "Common Stock Merger
                                                         -------------------
Consideration") and each issued and outstanding share of 8.4% Series A
-------------                                                 --------
Convertible Preferred Stock, par value $.01 per share, of Bradley (the "Series A
---------------------------                                             --------
Preferred Stock") will be converted into the right to receive approximately
---------------
$22.45815 in cash (the "Preferred Stock Merger Consideration" and, together with
                        ------------------------------------
the Common Stock Merger Consideration, the "Merger Consideration").
                                            --------------------

     B. In a transaction to be completed concurrently with the Merger, Heritage will, upon the terms and subject to the conditions set forth in this Agreement, offer to the holders of common units of limited partner interest (such units, the "LP Units" and such holders, the "LP Unit Holders") of Bradley Operating
     --------                         ---------------
Limited Partnership, a Delaware limited partnership and subsidiary of Bradley (the "Bradley OP"), the opportunity to receive in exchange for each issued and
      ----------
outstanding LP Unit $22.00 in cash (the "LP Unit Consideration"). Upon
                                         ---------------------
completion of the Merger, the Bradley OP's Second Restated Agreement of Limited Partnership, dated as of September 2, 1997 (the "Bradley OP Agreement"), will be
                                                 --------------------
amended as set forth in Sections 5.11(b) and 5.17 hereof.

     C. Heritage and Bradley intend that, for Federal income tax purposes, the Merger will be treated as a taxable sale of assets by Bradley in exchange for cash and the assumption of the liabilities and a liquidating distribution of such cash to Bradley stockholders.

     D. Contemporaneously with the execution and delivery of this Agreement, certain Bradley stockholders, as contemplated in Section 5.1(c) hereof, have entered into agreements, each substantially in the form of Exhibit A hereto (the
                                                           ---------
"Bradley Irrevocable Proxies"), with Heritage pursuant to which, among other
 ---------------------------
things, such stockholders have granted to Heritage irrevocable proxies to vote their shares in favor of the Merger, this Agreement and the other transactions contemplated hereby.

                                    AGREEMENT

     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger.
                 ----------

             (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Bradley shall be merged with and into the Heritage Merger Sub in accordance with the Maryland General Corporation Law (the "MGCL"), whereupon
                                                              ----
the separate corporate existence of Bradley shall cease and the Heritage Merger Sub shall continue as the surviving corporation in the Merger (in such capacity, the "Surviving Corporation").
     ---------------------
             (b) The Merger shall have the effects set forth in the MGCL. Accordingly, from and after the Effective Time, the Surviving Corporation shall have all the purposes and powers and liabilities of the Heritage Merger Sub and Bradley.

     Section 1.2. Closing. The closing of the Merger (the "Closing") will take
                  -------                                  -------
place at 10:00 a.m. New York City time on the second business day after the satisfaction or waiver of the conditions set forth in Article VI (the "Closing
                                                                       -------
Date"), at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue,
----
New York, New York 10166, unless another date or place is agreed to in writing by the parties; provided, however, that Heritage shall not be obligated to proceed with the Closing until the later of (A) 14 days following the date of the Bradley Stockholder Approval (as hereinafter defined) or (B) August 31, 2000.

     Section 1.3. Effective Time. On the Closing Date, the parties shall execute
                  --------------
and file Articles of Merger in accordance with, and shall make all other filings or recordings required with respect to the Merger under, the MGCL. The Merger shall become effective when the Articles of Merger have been accepted for recording by the State Department of Assessments and Taxation of the State of Maryland or at such other time or times as may be agreed by Heritage and Bradley (not to exceed 30 days after the Articles of Merger are accepted for recording) and specified in the Articles of Merger (the "Effective Time"), it being
                                              --------------
understood that the parties shall cause the Effective Time to occur as soon as practicable after the Closing.

     Section 1.4. Merger Consideration. At the Effective Time, by virtue of the
                  --------------------
Merger and without any further action on the part of Heritage, except as provided in Section 2.1 hereof, Bradley or the Bradley stockholders, the following shall occur:

             (a) each share of Bradley Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash the Common Stock Merger Consideration, without interest thereon, upon surrender of the Certificate (as hereinafter defined) formerly representing such share; and

             (b) each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash the Preferred Stock Merger Consideration, without interest thereon, upon surrender of the Certificate formerly representing such share.

All such shares of Bradley Common Stock and Series A Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as applicable, to be paid in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without interest.

     Section 1.5. Charter and By-laws. The charter and by-laws of the Heritage
                  -------------------
Merger Sub shall continue to be the charter and by-laws of the Surviving Corporation following the Effective Time until further amended in accordance with the MGCL.

     Section 1.6. Directors and Officers of the Surviving Corporation. From and
                  ---------------------------------------------------
after the Effective Time, the directors and officers of the Heritage Merger Sub shall continue to be the directors and officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed (in the case of officers) and qualified, or until their death, resignation or removal from office in accordance with the Surviving Corporation's charter and by-laws.

     Section 1.7. Termination of Bradley Dividend Reinvestment and Stock
                  ------------------------------------------------------
Purchase Plan. Prior to the execution of this Agreement, the Bradley Board of
-------------
Directors has authorized the termination of the Bradley Dividend Reinvestment and Stock Purchase Plan (the "Bradley DRSPP") and Bradley shall, as soon as
                              -------------
reasonably practicable following the date hereof, take all actions necessary to cause the termination of the Bradley DRSPP.

     Section 1.8. Bradley Stock Options and Related Matters.
                  -----------------------------------------

             (a) In connection with the Merger, each option (collectively, the "Bradley Options") to purchase Bradley Common Stock granted under Bradley's 1993
 ----------------
Stock Option and Incentive Plan (the "Bradley Option Plan") which is outstanding
                                      -------------------
immediately prior to the Effective Time, whether or not then vested or exercisable, shall become fully vested and exercisable. At the Effective Time, Heritage shall pay to each holder of a Bradley Option cash in an amount equal to the product of (i) the number of shares of Bradley Common Stock provided for in such Bradley Option and (ii) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share provided for in such Bradley Option, which cash payment shall be treated as compensation and shall be net of any applicable Tax (as defined in Article X). Notwithstanding the foregoing, if the exercise price per share provided for in any Bradley Option exceeds the Common Stock Merger Consideration, no cash shall be paid with regard to such Bradley Option to the holder of such Bradley Option. At and following the Effective Time, all outstanding Bradley Options shall automatically be canceled.

             (b) Except as may be otherwise agreed to by Heritage or the Heritage Merger Sub and Bradley, Bradley covenants that the Bradley Option Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Bradley or any of the Bradley Subsidiaries (as defined in Article X) shall be of no further force or effect and shall be deemed to be terminated as of the Effective Time and no holder of a Bradley Option or any participant in the Bradley Option Plan shall have any right thereunder to acquire any equity securities of Bradley, the Surviving Corporation or any Subsidiary (as defined in Article X) thereof.


                                   ARTICLE II

                             EFFECTS OF THE MERGER;
                            EXCHANGE OF CERTIFICATES
                            ------------------------

     Section 2.1. Effect on Capital Stock.
                  -----------------------

             (a) Capital Stock Owned by Heritage or Bradley Subsidiaries. As of
                 -------------------------------------------------------
the Effective Time, any shares of capital stock of Bradley that are owned by Heritage or any Bradley Subsidiary automatically shall be canceled and retired and all rights with respect thereto shall cease to exist and no consideration shall be delivered in exchange therefor.

             (b) Shares of Capital Stock of Heritage and the Heritage Merger
                 -----------------------------------------------------------
Sub. Upon the Effective Time, each share of capital stock of Heritage and the
---
Heritage Merger Sub outstanding
immediately prior to the Effective Time shall remain outstanding and shall represent one share of validly issued, fully paid and nonassessable capital stock of the same class and designation.

     Section 2.2. Payment for Securities/Exchange of Certificates.
                  -----------------------------------------------

             (a) Exchange Agent. (i) Immediately after the Effective Time,
                 --------------
Heritage or the Surviving Corporation shall deposit with a bank or trust company designated by Heritage and reasonably acceptable to Bradley (the "Exchange
                                                                  --------
Agent"), for the benefit of the holders of shares of Bradley Common Stock and
-----
Series A Preferred Stock, as applicable, for payment in accordance with this
Article II, through the Exchange Agent, cash in an amount sufficient to pay the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as applicable (such cash being hereinafter referred to as the "Exchange Fund"), payable pursuant to Section 1.4 hereof in exchange for outstanding shares of Bradley Common Stock and Series A Preferred Stock, as applicable.

                   (ii) Within five business days after the Effective Time, the Exchange Agent, pursuant to irrevocable instructions, shall deliver the Merger Consideration to be paid pursuant to Section 1.4 hereof out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

             (b) Exchange Procedures. (i) Within five business days after the
                 -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Bradley Common Stock or Series A Preferred Stock (each, a "Certificate"), which holder's shares of Bradley Common Stock
                -----------
and/or Series A Preferred Stock were converted into the right to receive the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as applicable, in each case as set forth in Section 1.4 hereof: (A) a letter of transmittal (a "Letter of Transmittal") which shall specify that delivery shall
                ---------------------
be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify; and (B) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration.

                   (ii) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Corporation, (A) the holder of a Certificate formerly representing shares of Bradley Common Stock or Series A Preferred Stock shall be entitled to receive in exchange therefor the applicable amount of the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be, which such holder has the right to receive pursuant to the provisions of Section 1.4; and
(B) the Certificate so surrendered shall forthwith be canceled.

                   (iii) In the event of a transfer of ownership of Bradley Common Stock or Series A Preferred Stock, which is not registered in the transfer records of Bradley, the appropriate amount of the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as applicable, may be paid to a transferee if the Certificate representing such Bradley Common Stock or Series A Preferred Stock is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable Taxes have been paid. Until surrendered as contemplated by this Section 2.2, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the appropriate amount of the applicable Merger Consideration.

             (c) Liquidating Distribution. Bradley hereby confirms that this
                 -------------------------
Agreement shall constitute its plan of liquidation within the meaning of Section 562(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                                 ----

             (d) No Further Ownership Rights. All Merger Consideration paid upon
                 ---------------------------
the surrender for exchange of the Certificates representing shares of Bradley Common Stock or Series A Preferred Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Bradley Common Stock or Series A Preferred Stock and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Bradley Common Stock or Series A Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

             (e) Termination of Exchange Fund. Any portion of the Exchange Fund
                 ----------------------------
that remains undistributed to the former Bradley stockholders on the six-month anniversary of the Effective Time shall be delivered to the Surviving Corporation upon demand and any former Bradley stockholders who have not theretofore received any applicable Merger Consideration and any other dividends or distributions to which they are entitled under this Article II shall thereafter look only to the Surviving Corporation for payment of their claims with respect thereto and only as general creditors thereof.

             (f) No Liability. Neither Heritage nor the Surviving Corporation
                 ------------
be liable to any holder of shares of Bradley Common Stock or Series A Preferred Stock, as the case may be, for any part of the Merger Consideration or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law (as defined in Article X). Any amounts remaining unclaimed by holders of any such shares five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Federal, state or local government or any court, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"),
                                                      -------------------
shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

             (g) Lost, Stolen, or Destroyed Certificates. If any Certificate
                 ---------------------------------------
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of the applicable Merger Consideration.

             (h) Withholding of Tax. The Surviving Corporation or the Exchange
                 ------------------
Agent shall be entitled to deduct and withhold from the Merger Consideration and any dividends or distributions otherwise payable pursuant to this Agreement to any holder of a Certificate, if any, such amount as the Surviving Corporation, or any Affiliate (as defined in Article X) of the Surviving Corporation, or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of a Certificate in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

             (i) No Dissenters' Rights. No dissenters' or appraisal rights shall
                 ---------------------
be available with respect to the Merger or the other transactions contemplated hereby.

             (j) Series B and Series C Cumulative Redeemable Perpetual Preferred
                 ---------------------------------------------------------------
Units of the Bradley OP. The 8.875% Series B Cumulative Redeemable Perpetual
-----------------------
Preferred Units of the Bradley OP (the "Series B Units") and the 8.875% Series C
                                        --------------
Cumulative Redeemable Perpetual Preferred Units of the Bradley OP (the "Series C
                                                                        --------
Units") will continue to remain outstanding as Series B Units and Series C Units
-----
in the Bradley OP following the completion of the Merger. Immediately prior to the completion of the Merger, Heritage will amend its charter to authorize and establish a class of preferred stock (the "Heritage Series B Preferred Stock")
                                           ---------------------------------
that is substantially similar to Bradley's Series B Cumulative Redeemable Perpetual Preferred Stock (the "Series B Preferred Stock") and a class of
                                ------------------------
preferred stock (the "Heritage Series C Preferred Stock") that is substantially
                      ---------------------------------
similar to Bradley's Series C Cumulative Redeemable Perpetual Preferred Stock (the "Series C Preferred Stock"). Heritage and Bradley agree that, upon
      ------------------------
completion of the Merger, the Series B Units and the Series C Units will become exchangeable, pursuant to their terms, for shares of Heritage Series B Preferred Stock and shares of Heritage Series C Preferred Stock.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 3.1. Representations and Warranties of Bradley. Bradley represents
                  -----------------------------------------
and warrants to Heritage and the Heritage Merger Sub as follows:

             (a) Organization, Standing and Corporate Power of Bradley. Bradley
                 -----------------------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Bradley is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Bradley, the Bradley OP and the Bradley Subsidiaries taken as a whole (a "Bradley Material Adverse Effect"). Bradley has heretofore
                     -------------------------------
made available to Heritage complete and correct copies of Bradley's charter, as amended (the "Bradley Charter"), and by-laws, as amended (the "Bradley
              ---------------                                  -------
By-laws"). Each jurisdiction in which Bradley is qualified or licensed to do
-------
business and each assumed name under which it conducts business in any jurisdiction are identified in Section 3.1(a) of the disclosure letter dated as of the date of this Agreement and delivered to Heritage in connection with the execution hereof (the "Bradley Disclosure Letter").
                       -------------------------

             (b) Bradley Subsidiaries; Interests in Other Persons. (i) Each
                 ------------------------------------------------
Bradley Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Bradley Subsidiary, including the Bradley OP, that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Bradley Subsidiary, including the Bradley OP, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect. All outstanding shares of capital stock of each Bradley Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to any preemptive rights and are owned by Bradley and/or another Bradley Subsidiary, except as disclosed in
Section 3.1(b)(i) of the Bradley Disclosure Letter, and are so owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). All equity
                                                           -----
interests in each Bradley Subsidiary, including Bradley OP, that is a partnership, limited liability company, trust or other entity that have been duly authorized and are validly issued and are owned by Bradley and/or another Bradley Subsidiary, except as disclosed in Section 3.1(b)(i) of the Bradley Disclosure Letter, and are so owned free and clear of all Liens. Bradley has heretofore made available to Heritage complete and correct copies of the charter, by-laws or other organizational documents of each of the Bradley Subsidiaries, each as amended to date. Section 3.1(b)(i) of the Bradley Disclosure Letter sets forth (A) all Bradley Subsidiaries and their respective jurisdictions of incorporation or organization, (B) each owner and the respective amount of such owner's equity interest in each Bradley Subsidiary and
(C) a list of each jurisdiction in which each Bradley Subsidiary is qualified or licensed to do business and each assumed name under which each such Bradley Subsidiary conducts business in any jurisdiction.

                   (ii) Except for the capital stock of, or other equity interests in, the Bradley Subsidiaries and the other interests disclosed in
Section 3.1(b)(ii) of the Bradley Disclosure Letter (the "Bradley Other
                                                          -------------
Interests"), neither Bradley nor any of the Bradley Subsidiaries owns any
---------
capital stock or other ownership interest in any Person (as defined in Article
X). Neither Bradley nor any Bradley Subsidiary has materially violated any provision of any organizational documents governing or otherwise relating to its rights in any Bradley Other Interest.

             (c) Capital Structure.
                 -----------------

                   (i)   Capital Stock
                         -------------

                         (A) As of the date of this Agreement, the authorized capital stock of Bradley consists of (1) 80,000,000 shares of Bradley Common Stock and (2) 20,000,000 shares of preferred stock, par value $0.01 per share, of which 3,570,301 shares have been designated as Series A Preferred Stock, 2,000,000 shares have been designated as the Series B Preferred Stock and 1,000,000 shares have been designated as the Series C Preferred Stock.

                         (B) As of the date of this Agreement, (1) 22,135,786 shares of Bradley Common Stock are issued and outstanding, (2) 3,478,219 shares of Series A Preferred Stock are issued and outstanding and (3) no shares of Series B Preferred Stock or Series C Preferred Stock are issued and outstanding.

                         (C) As of the date of this Agreement, (1) 1,365,050 shares of Bradley Common Stock were reserved for issuance upon exercise of outstanding Bradley Options, (2) 1,250,682 shares of Bradley Common Stock were reserved for issuance upon exchange of LP Units for shares of Bradley Common Stock pursuant to the Bradley OP Agreement, (3) 2,000,000 shares of Series B Preferred Stock were reserved for issuance upon redemption and exchange of the outstanding Series B Units pursuant to the Bradley OP Agreement, and (4) 1,000,000 shares of Series C Preferred Stock were reserved for issuance upon redemption and exchange of the outstanding Series C Units pursuant to the Bradley OP Agreement.

                         (D) As of the date of this Agreement, except as set forth above in this Section 3.1(c), no shares of capital stock or other voting securities of Bradley are issued, reserved for issuance or outstanding. There are no outstanding restricted shares of Bradley Common Stock, performance share awards, stock appreciation rights or dividend equivalent rights relating to the capital stock of Bradley. All outstanding shares of capital stock of Bradley are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                         (E) There is no Voting Debt (as defined in Article X) of Bradley or any Bradley Subsidiary outstanding.

                         (F) Except as set forth in Section 3.1(c)(i)(F) of the Bradley Disclosure Letter, all dividends or distributions on securities of Bradley or any Bradley Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

                   (ii)  Partnership Units
                         -----------------

                         (A) As of the date of this Agreement, 1,250,682 LP Units; 22,135,786 units of common general partner interest in the Bradley OP (the "GP Units"), 3,478,219 units of 8.4% Series A Convertible Preferred
              --------
     Units of the Bradley OP (the "Series A Units" and together with the Series
                                   --------------
     B Units and the Series C Units, the "Bradley Preferred Units"), 2,000,000
                                          -----------------------
     Series B Units, and 1,000,000 Series C Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights.

                         (B) Each LP Unit may, under certain circumstances set forth in the Bradley OP Agreement, be redeemed for shares of Bradley Common Stock on a one-for-one basis. The holders of Series B Units have the right, under certain circumstances, to exchange such units for shares of Series B Preferred Stock on a one-for-one basis pursuant to the terms of the Series B Units. The holders of Series C Units have the right, under certain circumstances, to exchange such units for shares of Series C Preferred Stock on a one-for-one basis pursuant to the terms of the Series C Units.

                         (C) Bradley is the sole general partner of the Bradley OP and holds 22,135,786 GP Units representing a 100% general partner interest in the Bradley OP. Section 3.1(c)(ii)(C) of the Bradley Disclosure Letter sets forth the name, number and class of GP Units, LP Units and Bradley Preferred Units held by each partner in the Bradley OP.

                   (iii) Miscellaneous
                         -------------

                         (A) Except as set forth in this Section 3.1(c) or in
     Section 3.1(c)(iii)(A) of the Bradley Disclosure Letter, there are issued and outstanding or reserved for issuance: (1) no shares of capital stock, Voting Debt or other voting securities of Bradley; (2) no securities of Bradley or any Bradley Subsidiary or securities or assets of any other entity convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Bradley or any Bradley Subsidiary; and
     (3) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Bradley or any Bradley Subsidiary is a party or by which it is bound in any case obligating Bradley or any Bradley Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock, Voting Debt or other voting securities of Bradley or of any Bradley Subsidiary, or obligating Bradley or any Bradley Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                         (B) Except for the Transaction Documents (as herein-after defined), there are not any stockholder agreements, voting trusts or other agreements or understandings to which Bradley or any Bradley Subsidiary is a party or by which it is bound relating to the voting of any shares of capital stock of Bradley or partnership interests in the Bradley OP. Except as set forth in the applicable organizational documents of any Bradley Subsidiary or as imposed and required by lenders in connection with bankruptcy remote or special purpose entities that are Subsidiaries, there are no restrictions on Bradley's ability to vote the equity interests of any of the Bradley Subsidiaries.

                         (C) Except as set forth in Section 3.1(c)(iii)(C) of the Bradley Disclosure Letter, no holder of securities in Bradley or any Bradley Subsidiary has any right to have such securities registered by Bradley or any Bradley Subsidiary, as the case may be.

                         (D) Except as set forth in Section 3.1(c)(iii)(D) of the Bradley Disclosure Letter, there are not any Bradley Subsidiaries in which any officer or director of Bradley or any Bradley Subsidiary owns any capital stock or other securities. Section 3.1 (c)(iii)(D) of the Bradley Disclosure Letter sets forth a true, accurate and complete list of (1) the name of any such officer or director owning capital stock or other securities in any Bradley Subsidiary, (2) the name of the entity or entities in which such officer or director owns an interest, and (3) the type and amount of capital stock or other securities owned by such officer or director in such entities. There are no agreements or understandings between Bradley or any Bradley Subsidiary and any Person listed in Section 3.1(c)(iii)(D) of the Bradley Disclosure Letter that could cause such Person to be treated as holding any capital stock or security in Bradley or any Bradley Subsidiary as an agent for, or nominee of, Bradley or any Bradley Subsidiary.

             (d) Authority; No Violations; Consents and Approval; LP Units.
                 ---------------------------------------------------------

                   (i) The Board of Directors of Bradley has approved and declared advisable the Merger and the other transactions contemplated by the Transaction Documents and has directed that the Merger be submitted for consideration at a special meeting of the Bradley stockholders (the "Bradley
                                                                     -------
Stockholder Meeting"). Bradley has all requisite power and authority to enter
-------------------
into this Agreement and all other documents to be executed by Bradley in connection with the transactions contemplated hereby and thereby (collectively, the "Transaction Documents") and, subject, with respect to the consummation of
     ---------------------
the Merger, to receipt of the Bradley Stockholder Approval, to consummate the transactions contemplated hereby and thereby. Each Bradley Subsidiary that is a party to any Transaction Document has all requisite power and authority to enter into such Transaction Document and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Bradley and each applicable Bradley Subsidiary, subject, with respect to the consummation of the Merger, to receipt of the Bradley Stockholder Approval. The Transaction Documents have been duly executed and delivered by Bradley and each applicable Bradley Subsidiary and, subject, with respect to the consummation of the Merger, to receipt of the Bradley Stockholder Approval and assuming the Transaction Documents to which Heritage and the Heritage Merger Sub are parties constitute the valid and binding obligation of Heritage and the Heritage Merger Sub, constitute valid and binding obligations of Bradley and each applicable Bradley Subsidiary, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                   (ii) Except as set forth in Section 3.1(d)(ii) of the Bradley Disclosure Letter, the execution and delivery of the Transaction Documents by Bradley or each applicable Bradley Subsidiary does not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Bradley or any of the Bradley Subsidiaries under, require the consent or approval of any third party or otherwise result in a material detriment or default to Bradley or any of the Bradley Subsidiaries under, any provision of (A) the Bradley Charter or the Bradley By-laws or any provision of the comparable charter or organizational documents of any of the Bradley Subsidiaries, (B) any loan or credit agreement, note, including, but not limited to, the Unsecured Notes (as defined below) (it being understood that no representation is being given as to whether the Surviving Corporation and the Bradley Subsidiaries will be in compliance with any financial covenants contained therein following the Merger) or any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Bradley or any of the Bradley Subsidiaries, or their respective properties or assets or any guarantee by Bradley or any of the Bradley Subsidiaries of any of the foregoing, (C) any joint venture or other ownership arrangement or any Material Contract (as hereinafter defined) or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(d)(iii) are duly and timely obtained or made and the Bradley Stockholder Approval has been obtained, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Bradley or any of the Bradley Subsidiaries, or any of their respective properties or assets, other than, in the case of clauses (B) (except with respect to the Unsecured Notes), (C) and (D), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, (1) would not reasonably be expected to have a Bradley Material Adverse Effect or (2) would not reasonably be expected to materially impair the ability of Bradley or any of the Bradley Subsidiaries to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. For the purposes of this Agreement, the term "Unsecured Notes" means the Bradley OP's (i) $100
                          ---------------
million of 7.0% unsecured senior notes due 2004, (ii) $100 million of 7.2% unsecured senior notes due 2008, and (iii) $75 million of 8.875% unsecured senior notes due 2006.

                   (iii) Except as set forth in Section 3.1(d)(iii) of the Bradley Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to Bradley or any of the Bradley Subsidiaries in connection with the execution and delivery of the Transaction Documents by Bradley or each of the applicable Bradley Subsidiaries or the consummation by Bradley or the applicable Bradley Subsidiaries of the transactions contemplated hereby or thereby, except for: (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) (a) a proxy statement in
                                         ---
preliminary and definitive form relating to the Bradley Stockholder Meeting held in connection with the Merger (the "Proxy Statement") or (b) other documents
                                    ---------------
otherwise required in connection with the transactions contemplated hereby and
(2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act
              ------------
and the rules and regulations thereunder, as may be required in connection with the Transaction Documents and the transactions contemplated hereby or thereby;
(B) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the State Department of Assessments and Taxation of the State of Maryland; (C) such filings and approvals as may be required by any applicable state takeover Laws or Environmental Laws (as hereinafter defined) as more specifically described in Section 3.1(d)(iii) of the Bradley Disclosure Letter; (D) the filing, if applicable, of a pre-merger notification and report by Bradley under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable
              -------
waiting period thereunder; and (E) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make (1) individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect or

(2) individually or in the aggregate, would not reasonably be expected to, materially impair the ability of Bradley to perform its obligations hereunder or prevent or delay in any material respect the consummation of any of the transactions contemplated hereby.

                   (iv) The holders of Series B Units and Series C Units do not currently have, and as a result of the Merger or the other transactions contemplated by the Transaction Documents will not have, any right to (A) cause the redemption of such Series B Units and/or Series C Units, (B) exchange such Series B Units and/or Series C Units for any other securities or (C) convert, redeem or receive a distribution (other than the right to receive the regular 8.875% preferential distribution) with respect to such Series B Units and/or Series C Units.

             (e) SEC Documents.
                 -------------

                   (i) Bradley and the Bradley OP have made available to Heritage and the Heritage Merger Sub a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by either Bradley or the Bradley OP with the SEC since January 1, 1997 and prior to or on the Closing Date (the "Bradley SEC Documents"), which are all the documents
                       ---------------------
(other than preliminary material) that each of Bradley and the Bradley OP were required to file with the SEC between January 1, 1997 and the Closing Date. As of their respective dates, the Bradley SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and
 --------------
regulations of the SEC thereunder applicable to such Bradley SEC Documents and none of the Bradley SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Bradley SEC Documents filed and publicly available prior to the date of this Agreement. Neither Bradley nor the Bradley OP has any outstanding and unresolved comments from the SEC with respect to any of the Bradley SEC Documents except to the extent such statements have been amended, modified or superseded by later filed Bradley SEC Documents. None of the Bradley SEC Documents is the subject of any confidential treatment request by Bradley or the Bradley OP. The consolidated financial statements of Bradley and the Bradley OP included in the Bradley SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP")
                                                                       ----
applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of Bradley and the Bradley Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Bradley and the Bradley Subsidiaries for the periods presented therein. The books of account and other financial records of Bradley and the Bradley OP are accurately reflected in all material respects in the financial statements included in the Bradley SEC Documents. Other than Bradley and the Bradley OP, no other Bradley Subsidiary is required to make any filing with the SEC.

                   (ii) The LP Units and the Bradley Preferred Units are not registered under Section 12 of the Exchange Act.

             (f) Absence of Certain Changes or Events. Except as disclosed or
                 ------------------------------------
reflected in the Bradley SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.1(f) of the Bradley Disclosure Letter, since December 31, 1999, Bradley and the Bradley

Subsidiaries have conducted their business only in the ordinary course and there has not been: (i) (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Bradley's capital stock; (B) any amendment of any term of any outstanding equity security of Bradley or any Bradley Subsidiary; (C) any repurchase, redemption or other acquisition by Bradley or any Bradley Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Bradley or any Bradley Subsidiary; (D) any change in any method of accounting or accounting practice or any tax method, practice or election by Bradley or any Bradley Subsidiary; (E) any amendment of any employment, consulting, severance, retention or any other agreement between Bradley and any officer or director of Bradley; or (F) any change, event, effect, damage, destruction or loss that has had, or would reasonably be expected to have, a Bradley Material Adverse Effect; and (ii) any split, combination or reclassification of any of Bradley's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Bradley Subsidiary.

             (g) No Undisclosed Material Liabilities. Except as disclosed in the
                 -----------------------------------
Bradley SEC Documents, as set forth in Section 3.1(g) of the Bradley Disclosure Letter or as otherwise would not reasonably be expected to have a Bradley Material Adverse Effect, there are no liabilities of Bradley or any of the Bradley Subsidiaries, whether accrued, contingent, absolute or determined, other than: (i) liabilities adequately provided for on the balance sheet of Bradley and the Bradley OP dated as of December 31, 1999 (including the notes thereto) contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 of Bradley or the Bradley OP, as the case may be; or (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 1999.

             (h) No Default. Neither Bradley nor any of the Bradley Subsidiaries
                 ----------
is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Bradley Charter or the Bradley By-laws or the comparable charter or organizational documents of any of the Bradley Subsidiaries, (ii) any loan or credit agreement, note, including, but not limited to, the Unsecured Notes or any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Bradley or any of the Bradley Subsidiaries is now a party or by which Bradley or any of the Bradley Subsidiaries or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Bradley or any of the Bradley Subsidiaries, except in the case of
(ii) and (iii) for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect.

             (i) Compliance with Applicable Laws. Bradley and the Bradley
                 -------------------------------
Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Bradley Permits"), except where the
                                             ---------------
failure so to hold, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect. Bradley and the Bradley Subsidiaries are in compliance with the terms of the Bradley Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect. Except as disclosed in the Bradley SEC Documents, the businesses of Bradley and the Bradley Subsidiaries are not being conducted in violation of any Law of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect. As of the Closing Date, no investigation or review by any Governmental Entity with respect to Bradley or any of the Bradley Subsidiaries is pending and of which Bradley has Knowledge (as defined in Article X) or, to the Knowledge of Bradley as of the Closing Date, is threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect.

             (j) Litigation. Except as disclosed in the Bradley SEC Documents or
                 ----------
as set forth in Section 3.1(j) of the Bradley Disclosure Letter and except for routine litigation arising from the ordinary course of business of Bradley and the Bradley Subsidiaries which are adequately covered by insurance (it being understood that litigation arising from or related in any way to Hazardous Material (as hereinafter defined) shall not be considered routine litigation), there is no suit, action or proceeding pending or, to the Knowledge of Bradley, threatened against or affecting Bradley or any Bradley Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Bradley Material Adverse Effect; or (ii) prevent the consummation of any of the transactions contemplated herein, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Bradley or any Bradley Subsidiary having, or which, would reasonably be expected to have a Bradley Material Adverse Effect.

             (k) Taxes. (i) Each of Bradley and the Bradley Subsidiaries has
                 -----
timely filed all Tax Returns (as defined in Article X) required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) for periods beginning after December 31, 1989. Each such Tax Return is true, correct and complete in all material respects. Bradley and each Bradley Subsidiary has paid (or Bradley has paid on its behalf), within the time and in the manner prescribed by Law, all material Taxes that are due and payable for periods beginning after December 31, 1989. The most recent financial statements contained in the Bradley SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve for all material Taxes payable by Bradley and the Bradley Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Bradley and each Bradley Subsidiary has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable. Since December 31, 1999, Bradley has incurred no liability for any material Taxes under Sections 857(b), 860(c) or 4981 of the Code or IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T, including, without limitation, any material Tax arising from a prohibited transaction described in
Section 857(b)(6) of the Code, and neither Bradley nor any of the Bradley Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of Bradley, no event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed on Bradley or any Bradley Subsidiary prior to the Effective Time. No deficiencies for any Taxes have been asserted or assessed in writing (or to the Knowledge of Bradley or any Bradley Subsidiary, proposed) against Bradley or any of the Bradley Subsidiaries, including claims by any taxing authority in a jurisdiction where Bradley or any Bradley Subsidiary does not file Tax Returns but in which any of them is or may be subject to taxation for periods beginning after December 31, 1989, and no requests for waivers of the time to assess any such Taxes have been granted and remain in effect or are pending.

                   (ii) Bradley (A) for each taxable year beginning with the taxable year ended on December 31, 1990 and ending at the Effective Time, has been and will be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied the requirements to
 ----
qualify as a REIT for such years, (B) has operated, and intends to continue to operate, consistent with the requirements for qualification and taxation as a REIT through the end of its taxable year ending at the Effective Time, and (C) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending, or to Bradley's Knowledge, threatened, provided, that Bradley makes no representation as to whether it will satisfy the distribution requirements of
Section 857 of the Code for its taxable year ending at the Effective Time. The nature of the assets of Bradley and the Bradley Subsidiaries is such that the sale of all of the assets owned by them at their respective fair market values would not cause Bradley to fail to qualify as a REIT under Section 856(c)(2) or
(3) of the Code for the taxable year ending at the Effective Time. Each Bradley Subsidiary which is a partnership or limited liability company or files Tax Returns as a partnership for Federal income tax purposes has since its acquisition by Bradley been classified for

Federal income tax purposes as a partnership or disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for Federal income tax purposes under Section 7704(a) of the Code. Neither Bradley nor any Bradley Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

                   (iii) As of the date of this Agreement, Bradley does not have any earnings and profits attributable to Bradley or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

                   (iv) All material Taxes which Bradley or the Bradley Subsidiaries are required by Law to withhold or collect, including material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities or are held in separate bank accounts for such purpose. There are no Liens for Taxes upon the assets of Bradley or the Bradley Subsidiaries except for statutory Liens for Taxes not yet due.

                   (v) For periods beginning after December 31, 1989, except as set forth in Section 3.1(k) of the Bradley Disclosure Letter, (a) the Tax Returns of Bradley or any Bradley Subsidiary have not been audited by any taxing authority and (b) there are no audits by any taxing authority currently being conducted with regard to Taxes or Tax Returns of Bradley or any Bradley Subsidiary and, to the Knowledge of Bradley or any Bradley Subsidiary, there are no pending or proposed inquiries being made by any taxing authority with respect to any Taxes or Tax Returns.

                   (vi) Neither Bradley nor the Bradley Subsidiaries (A) have filed a consent under Section 341(f) of the Code concerning collapsible corporations, (B) are a party to any Tax allocation or sharing agreement or (C) has failed to distribute realized net capital gains as designated capital gain dividends pursuant to Section 857(b)(3) of the Code on or prior to the last day of Bradley's taxable year to which such designation relates.

                   (vii) Bradley does not have any material liability for the Taxes of any Person other than Bradley and the Bradley Subsidiaries and the Bradley Subsidiaries do not have any material liability for the Taxes of any Person other than Bradley and the Bradley Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

                   (viii) Except as set forth in Section 3.1(k)(viii) of the Bradley Disclosure Letter, neither Bradley nor the Bradley Subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under Section 280G of the Code. Bradley and the Bradley Subsidiaries have disclosed to the IRS all positions taken on their Federal income Tax Returns which could give rise to a substantial understatement of Tax under
Section 6662 of the Code.

                   (ix) Neither Bradley nor any of the Bradley Subsidiaries has entered into or is subject, directly or indirectly, to any Limited Partner Agreements (as defined in Article X), except as disclosed in Section 3.1(k)(ix) of the Bradley Disclosure Letter, true and correct copies of which have been made available to Heritage and the Heritage Merger Sub.

                   (x) As of the acquisition date of each of Mid-America Realty Investments, Inc. and Tucker Properties Corporation, each such acquired entity was properly qualified as a REIT under the Code.

             (l) Pension and Benefit Plans; ERISA. Except as set forth in the
                 --------------------------------
Bradley SEC Documents: (i) All "employee pension benefit plans," as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Bradley or any of the Bradley
  -----
Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Bradley under Section 414(b), (c), (m) or (o) of the Code (a "Bradley ERISA Affiliate")
                                                      -----------------------
or to which Bradley or any of the Bradley Subsidiaries or any Bradley ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the Effective Time (the "Bradley Pension Plans") intended to qualify
                                   ---------------------
under Section 401 of the Code so qualify and either (A) are not required to receive a determination letter from the IRS or (B) have been determined by the IRS to be qualified under Section 401 of the Code and such determination has not been modified, revoked or limited, and, to the Knowledge of Bradley as of the Closing Date, nothing has occurred with respect to the operation of the Bradley Pension Plans that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA or the Code.

                   (ii)   Neither Bradley nor any Bradley ERISA Affiliate or
B radley Subsidiary currently sponsors, contributes to, maintains or has liability (whether contingent or otherwise) under (i) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or (ii) an employee benefit plan that was subject to Part 3 of Subtitle B of Title I of ERISA, or Section 412 of the Code, or Title IV of ERISA.

                   (iii) There is no material violation of ERISA or the Code with respect to (A) the filing of applicable reports, documents, and notices with the Secretary of Labor and the Secretary of the Treasury regarding all "employee benefit plans," as defined in Section 3(3) of ERISA, Bradley Pension Plans and all other employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Bradley or any of the Bradley Subsidiaries or with respect to which Bradley or any of the Bradley Subsidiaries has any liability (all such plans, including Bradley Pension Plans, being hereinafter referred to as the "Bradley Employee Benefit Plans") or (B) the furnishing of such documents to the participants or beneficiaries of Bradley Employee Benefit Plans.

                   (iv) Each Bradley Employee Benefit Plan, related trust (or other funding or financing arrangement) and all amendments thereto are listed in
Section 3.1(l)(iv) of the Bradley Disclosure Letter, true and complete copies of which have been made available to Heritage, as have the most recent summary plan descriptions, administrative service agreements, Form 5500s and, with respect to any Bradley Employee Benefit Plan intended to be qualified pursuant to Section 401 of the Code, a current determination letter.

                   (v) Each of the Bradley Employee Benefit Plans is, and its administration is and has been in material compliance with, and none of Bradley nor any of the Bradley Subsidiaries has received any claim or notice that any such Bradley Employee Benefit Plan is not in compliance with, its terms and all applicable Laws, regulations, rulings and other authority issued thereunder and all other applicable governmental Laws, regulations and orders, and prohibited transaction exemptions, including, without limitation, the requirements of ERISA and all Tax rules for which favorable Tax treatment is intended, bonding requirements and requirements for the filing of applicable reports, documents, and notices with the Secretary of Labor or the Secretary of the Treasury and the furnishing of documents to the participants and beneficiaries (and other individuals entitled to such documents) of each such plan. There is no material liability for breaches of fiduciary duty in connection with Bradley Employee Benefit Plans, and neither Bradley nor any of the Bradley Subsidiaries or any "party in interest" or "disqualified person" with respect to the Bradley Employee Benefit Plans has engaged in a material "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                   (vi) There are no actions, disputes, suits, claims, arbitration or legal, administrative or other proceeding or governmental investigation pending (other than routine claims for benefits) or, to the Knowledge of Bradley, threatened alleging any breach of the terms of any Bradley Employee Benefit Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such plan.

                   (vii) Except as described in Section 3.1(l)(vii) of the Bradley Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including any retention bonuses or noncompetition payments) becoming due to any employee or former employee or group of employees or former employees of Bradley or any of the Bradley Subsidiaries; (B) increase any benefits otherwise payable under any Bradley Employee Benefit Plan or Bradley Pension Plan; (C) result in the acceleration of the time of payment or vesting of any such rights or benefits; or (D) otherwise result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of Bradley or any of the Bradley Subsidiaries. Except as described in Section 3.1(l)(vii) of the Bradley Disclosure Letter, there are no severance agreements, noncompetition agreements or employment agreements between Bradley or any of the Bradley Subsidiaries and any employee of Bradley or such Bradley Subsidiary. True and complete copies of all severance agreements and employment agreements described in Section 3.1(l)(vii) of the Bradley Disclosure Letter have been provided to Heritage and the Heritage Merger Sub.

                   (viii) Neither Bradley nor any of the Bradley Subsidiaries has any consulting agreement or arrangement, whether oral or written, with any Person involving compensation in excess of $100,000 except as are terminable upon one month's notice or less.

                   (ix) All contributions, premiums and other payments required by Law or any Bradley Employee Benefit Plan or applicable collective bargaining agreement to have been made under any such plan to any fund, trust or account established thereunder or in connection therewith have been made by the due date thereof, and no amounts are or will be due to the Pension Benefit Guaranty Corporation (except for premiums in the ordinary course of business); and any and all contributions, premiums and other payments with respect to compensation or service before and through the Closing Date, or otherwise with respect to periods before and through the Closing Date, due from any of Bradley or its Affiliates to, under or on account of each Bradley Employee Benefit Plan shall have been paid prior to the Closing Date or shall have been fully reserved and provided for on the Bradley financial statements.

                   (x) No stock or other security issued by Bradley or any of the Bradley Subsidiaries forms or has formed a part of the assets of any Bradley Employee Benefit Plan.

                   (xi) No Bradley Employee Benefit Plan that is a "welfare benefit plan" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary or covered dependent of a participant after such participant's termination of employment, except to the extent required by Law. All Bradley Employee Benefit Plans which provide medical, dental health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such Bradley Employee Benefit Plan could not result in any uninsured liability to Bradley, any Bradley Subsidiary or Heritage or the Heritage Merger Sub. Bradley and the Bradley ERISA Affiliates have complied in all material respects with the requirements of Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA regarding health care coverage under Bradley Employee Benefit Plans.

                   (xii) Except as set forth in Section 3.1(l)(xii) of the Bradley Disclosure Letter, no amount has been paid by Bradley or any of the Bradley ERISA Affiliates, and no amount is expected to be paid by Bradley or any of the Bradley ERISA Affiliates, which would be subject to the provisions of
Section 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

                   (xiii) As to any Bradley Pension Plan intended to be qualified pursuant to Section 401(a) of the Code, there has been no termination or partial termination of the plan within the meaning of Section 411(d)(3) of the Code.

                   (xiv) Without limiting any other provision of this Section 3.1(l), no event has occurred and no condition exists, with respect to any employee benefit plan, that has subjected or could subject Bradley or any Bradley Subsidiary, or any Bradley Employee Benefit Plan or any successor thereto, to any Tax, fine, penalty or other liability (other than, in the case of Bradley, a Bradley Subsidiary and the Bradley Employee Benefit Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Bradley Employee Benefit Plan with respect to employees of Bradley and the Bradley Subsidiaries). No event has occurred and no condition exists, with respect to any employee benefit plan that could subject Heritage or the Heritage Merger Sub or any of its Affiliates, or any plan maintained by Heritage or the Heritage Merger Sub or any Affiliate (other than an Affiliate which becomes such pursuant to the transactions contemplated by this Agreement) thereof, to any Tax, fine, penalty or other liability, that would not have been incurred by Heritage or the Heritage Merger Sub or any of its Affiliates, or any such plan, but for the transactions contemplated hereby. No plan other than a Bradley Employee Benefit Plan is or will be directly or indirectly binding on Heritage or the Heritage Merger Sub by virtue of the transactions contemplated hereby. Heritage, the Heritage Merger Sub and their Affiliates, including on and after the Closing Date, Bradley and any Bradley Subsidiary, shall have no liability for, under, with respect to or otherwise in connection with any plan, which liability arises under ERISA or the Code, by virtue of Bradley or any Bradley Subsidiary being aggregated in a controlled group or affiliated service group with any Bradley ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing Date (other than a liability from providing benefits arising in the ordinary course of business).

                   (xv) Each Bradley Employee Benefit Plan may be unilaterally amended or terminated in its entirety by Bradley or the surviving corporation without liability except as to benefits accrued thereunder prior to amendment or termination.

                   (xvi) All individual employment, termination, severance, change in control, retention bonus, post-employment and other compensation agreements, arrangements and plans existing prior to the execution of this Agreement or which will exist prior to the Closing, which are between Bradley or a Bradley Subsidiary and any current or former director, officer or employee thereof, including the name and title of such current or former director, officer or employee, the type of agreement and the amount of any estimated severance payment (including estimated gross-up) owed thereunder, are listed in
Section 3.1(l)(xvi) of the Bradley Disclosure Letter (collectively, the "Bradley
                                                                         -------
Severance Agreements").
--------------------

             (m) Labor and Employment Matters. Except as set forth in the
                 ------------------------------
Bradley SEC Documents or as would not be reasonably expected to have a Bradley Material Adverse Effect:

                   (i) Neither Bradley nor any of the Bradley Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no question involving current union representation of employees of Bradley or any of the Bradley Subsidiaries, nor does Bradley or any of the Bradley Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

                   (ii) There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure pending, or, to the Knowledge of Bradley or any of the Bradley Subsidiaries, threatened against Bradley or any of the Bradley Subsidiaries.

                   (iii) Except as set forth in Section 3.1(j) of the Bradley Disclosure Letter or as otherwise provided above, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing, alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship pending, or, to the Knowledge of Bradley or any of the Bradley Subsidiaries, threatened against Bradley or any of the Bradley Subsidiaries.

                   (iv) There is no strike, slowdown, work stoppage or lockout pending, or, to the Knowledge of Bradley or any of the Bradley Subsidiaries, threatened, against or involving Bradley or any of the Bradley Subsidiaries.

                   (v) The employees of Bradley and the Bradley Subsidiaries are lawfully authorized to work in the United States according to Federal immigration Laws.

                   (vi) Bradley and each of the Bradley Subsidiaries are in compliance with all applicable Laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health.

                   (vii) There is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of Bradley or any of the Bradley Subsidiaries, threatened, with respect to which any current or former director, officer, employee or agent of Bradley or any of the Bradley Subsidiaries is claiming indemnification from Bradley or any of the Bradley Subsidiaries.

             (n) Intangible Property. Bradley and the Bradley Subsidiaries own,
                 -------------------
possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Bradley and the Bradley Subsidiaries (collectively, the "Bradley
                                                                    -------
Intangible Property"), except where the failure to possess or have adequate
-------------------
rights to use such properties, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect. All of the Bradley Intangible Property is owned or licensed by Bradley or the Bradley Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect, and neither Bradley nor any such Bradley Subsidiary has forfeited or otherwise relinquished any Bradley Intangible Property which forfeiture has resulted in, individually or in the aggregate, or would reasonably be expected to result in a Bradley Material Adverse Effect. To the Knowledge of Bradley, the use of Bradley Intangible Property by Bradley or the Bradley Subsidiaries does not, or in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other

Person, and there have been no claims made, and neither Bradley nor any of the Bradley Subsidiaries has received any notice of any claim or otherwise knows that any of the Bradley Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Bradley Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect.

             (o) Environmental Matters. For purposes of this Agreement, (x)
                 ---------------------
"Environmental Law" means any Law of any Governmental Entity relating to human
 -----------------
health, safety or protection of the environment, and (y) "Hazardous Material"
                                                          ------------------
means (A) any petroleum or petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and transformers and other equipment that contain dielectric fluid containing greater than 50 parts per million polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law. Except as disclosed in Section 3.1(o) of the Bradley Disclosure Letter or in the environmental audits/reports listed thereon or other audits/reports obtained by Heritage, and except as would not have a Bradley Material Adverse Effect:

                   (i) No administrative or compliance order has been issued that is still in effect, no complaint has been filed that has not been resolved, no penalty has been assessed that has not been paid and no investigation or review is pending or, to the Knowledge of Bradley and the Bradley Subsidiaries, threatened by any Governmental Entity with respect to any alleged failure by Bradley or any Bradley Subsidiary to have any Bradley Permit required under any applicable Environmental Law or with respect to any treatment, storage, recycling, transportation, disposal or "release" (as defined in 42 U.S.C. (S) 9601(22) ("Release")) by Bradley or any Bradley Subsidiary of any Hazardous
           -------
Material.

                   (ii) Neither Bradley nor any Bradley Subsidiary nor, to the Knowledge of Bradley and the Bradley Subsidiaries, any owner or lessee of any property owned, operated or leased by Bradley or any Bradley Subsidiary, has handled any Hazardous Material on such property, except in material compliance with applicable Environmental Laws. To the Knowledge of Bradley and the Bradley Subsidiaries, (A) there are no asbestos-containing materials present on any property owned or operated by Bradley or any Bradley Subsidiary, (B) there are no regulated levels of PCBs present on any property owned or operated by Bradley or any Bradley Subsidiary, and (C) there are no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials currently present on any property owned or operated by Bradley or any Bradley Subsidiary, except in each case where in material compliance with applicable Environmental Laws.

                   (iii) Bradley and the Bradley Subsidiaries have not received notice of a claim, that has not been resolved, to the effect that it is liable to a third party, including a Governmental Entity, as a result of a Release of a Hazardous Material into the environment at any property currently or formerly owned or operated by Bradley or a Bradley Subsidiary, and to the Knowledge of Bradley and the Bradley Subsidiaries, there is no reasonable basis for such claim.

                   (iv) Neither Bradley nor any Bradley Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit or proceeding that could be reasonably expected to result in claims against Bradley or any Bradley Subsidiary related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA") and, to the Knowledge of Bradley
                                     ------
and the Bradley Subsidiaries, there is no reasonable basis for such claim.

                   (v) Bradley has made notification of Releases of a Hazardous Material where required by applicable Environmental Law, and no property now or, to the Knowledge of Bradley and the Bradley Subsidiaries, previously owned or operated by Bradley or any Bradley Subsidiary is listed or, to the Knowledge of Bradley or the Bradley Subsidiaries, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites where such listing requires active investigation or clean-up.

                   (vi) There are no Liens arising under or pursuant to any applicable Environmental Law on any Bradley Property (as hereinafter defined), and no action of any Governmental Entity has been taken or, to the Knowledge of Bradley and the Bradley Subsidiaries, is in process which could subject any of such properties to such Liens. To the Knowledge of Bradley and the Bradley Subsidiaries, neither Bradley nor any Bradley Subsidiary currently has a duty under any applicable Environmental Law to place any restriction relating to the presence of Hazardous Material at any such Bradley Property.

                   (vii) Bradley and the Bradley Subsidiaries (which for purposes of this sentence shall exclude Tucker Properties Corporation, Mid-America Realty Investments, Inc. or their respective affiliated entities) have not entered into any agreements to provide indemnification to any third party purchaser pursuant to Environmental Laws in relation to any property or facility previously owned or operated by Bradley or a Bradley Subsidiary.

                   (viii) To the Knowledge of Bradley and the Bradley Subsidiaries, neither Bradley nor any Bradley Subsidiary has in its possession or control any environmental assessment or investigation reports prepared within the last four years that (A) have not been provided to Heritage prior to the execution of this Agreement and (B) that disclose a material environmental condition which has not been addressed or remediated with respect to properties currently owned or operated by Bradley, except for such reports that (1) contain information regarding the environmental condition of any such property that has been superceded by information contained in a subsequently dated report that has been provided to Heritage or (2) reflect the results of an asbestos survey and/or abatement work performed in the ordinary course of renovation or demolition activities.

             (p) Properties.
                 ----------

                   (i) (A) Except as listed in Section 3.1(p)(i)(A) of the Bradley Disclosure Letter, Bradley or a Bradley Subsidiary owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected on the most recent balance sheet of Bradley and/or the Bradley OP included in the Bradley SEC Documents and as identified in Section 3.1(p)(i)(A) of the Bradley Disclosure Letter (each, a "Bradley Property" and collectively, the
                                    ----------------
"Bradley Properties"), which are all of the real estate properties owned by
 ------------------
them, free and clear of Liens except for (1) debt and other matters identified on Section 3.1(p)(i)(A)(1) of the Bradley Disclosure Letter, (2) inchoate Liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (3) mechanics', workmen's and repairmen's Liens (other than inchoate Liens for work in progress) which have heretofore been bonded or insured; (4) leases, reciprocal easement agreements and all matters disclosed on existing title policies or as would be disclosed on current title reports or instrument surveys (excluding outstanding indebtedness listed in Section 3.1(p)(i)(A)(1) of the Bradley Disclosure Letter) and (5) real estate Taxes and special assessments; (B) except as listed in Section 3.1(p)(i)(B) of the Bradley Disclosure Letter or as would not reasonably be expected to have a Bradley Material Adverse Effect, the Bradley Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Bradley Property Restrictions"), except for (1) Bradley Property Restrictions
 -----------------------------
imposed or promulgated by Law with respect to real property, including zoning regulations, (2) other Bradley Property Restrictions and other limitations of any kind, if any, (3) leases, reciprocal easement agreements and all matters disclosed on existing title policies or as would be disclosed on current title reports or instrument surveys (excluding outstanding indebtedness listed in
Section 3.1(p)(i)(A)(1) of the Bradley Disclosure Letter) and (4) real estate Taxes and special assessments; (C) except as listed in Section 3.1(p)(i)(C) of the Bradley Disclosure Letter or as would not reasonably be expected to have a Bradley Material Adverse Effect, valid policies of title insurance have been issued insuring Bradley's or a Bradley Subsidiary's or a predecessor in interest's fee simple title or leasehold estate to the Bradley Properties except as noted therein, and, to the Knowledge of Bradley, such policies are, at the date of this Agreement, in full force and effect and no claim has been made against any such policy; (D) except as listed in Section 3.1(p)(i)(D) of the Bradley Disclosure Letter or as would not reasonably be expected to have a Bradley Material Adverse Effect, to the Knowledge of Bradley, there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Bradley Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Bradley Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Bradley Properties (collectively, the "Property Agreements") that has not been obtained and is not in full force and
 -------------------
effect, or of any pending threat of modification or cancellation of any of same;
(E) except as listed in Section 3.1(p)(i)(E) of the Bradley Disclosure Letter or as would not reasonably be expected to have a Bradley Material Adverse Effect, neither Bradley nor a Bradley Subsidiary has received written notice of any violation of any Federal, state or municipal Law, ordinance, order, regulation or requirement affecting any portion of any of the Bradley Properties issued by any Governmental Entity that has not otherwise been resolved; (F) except as listed in Section 3.1(p)(i)(F) of the Bradley Disclosure Letter or as would not reasonably be expected to have a Bradley Material Adverse Effect, neither Bradley nor a Bradley Subsidiary has received written notice to the effect that and there are no (1) condemnation or rezoning or proceedings that are pending or, to the Knowledge of Bradley and the Bradley Subsidiaries, threatened with respect to any material portion of any of the Bradley Properties or (2) zoning, building or similar Laws or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Bradley Properties or by the continued maintenance, operation or use of the parking areas; (G) except as listed in
Section 3.1(p)(i)(G) of the Bradley Disclosure Letter or as would not reasonably be expected to have a Bradley Material Adverse Effect, neither Bradley nor any Bradley Subsidiary has received written notice that it is currently in default or violation of any Bradley Property Restrictions; and (H) except as listed in
Section 3.1(p)(i)(H) of the Bradley Disclosure Letter or as would not reasonably be expected to have a Bradley Material Adverse Effect, neither Bradley nor any Bradley Subsidiary has received written notice that it is currently in default of any material Property Agreements.

                   (ii) Except as listed in Section 3.1(p)(ii) of the Bradley Disclosure Letter or, individually or in the aggregate, as would not reasonably be expected to have a Bradley Material Adverse Effect, each Bradley Property complies with the Bradley Property Restrictions.

                   (iii) Except as listed in Section 3.1(p)(iii) of the Bradley Disclosure Letter or, individually or in the aggregate, as would not reasonably be expected to have a Bradley Material Adverse Effect, all properties currently under development or construction by Bradley or the Bradley Subsidiaries and all properties currently proposed for acquisition, development or commencement of construction prior to the Effective Time by Bradley and the Bradley Subsidiaries are listed as such in Section 3.1(p)(iii) of the Bradley Disclosure Letter. Except as listed in Section 3.1(p)(iii) of the Bradley Disclosure Letter or as, individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect, all executory agreements entered into by Bradley or any of the Bradley Subsidiaries relating to the development or construction of real estate properties (other than agreements for architectural, engineering, planning, accounting, legal or other professional services or agreements for material or labor) are listed in Section 3.1(p)(iii) of the Bradley Disclosure Letter.

                   (iv) Section 3.1(p)(iv) of the Bradley Disclosure Letter sets forth the rent roll for each of the Bradley Properties (the "Rent Roll") as
                                                                  ---------
of May 1, 2000. Except as disclosed in Section 3.1(p)(iv) of the Bradley Disclosure Letter and for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Bradley Material Adverse Effect, the information set forth in the Rent Roll is true, correct and complete as of the date thereof. Except as disclosed in Section 3.1(p)(iv) of the Bradley Disclosure Letter and as set forth in a delinquency report made available to Heritage, neither Bradley or a Bradley Subsidiary, on the one hand, nor, to the Knowledge of Bradley or the Bradley OP, any other party, on the other hand, is in material monetary default under any lease which, individually or in the aggregate, would reasonably be expected to result in a Bradley Material Adverse Effect.

                   (v) Section 3.1(p)(v) of the Bradley Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of all material leases which have been executed, but are either not yet included on the Rent Roll or not yet open for business.

                   (vi) Except as would not, individually or in the aggregate, be reasonably expected to have a Bradley Material Adverse Effect, no tenants have been granted options to purchase or rights of first refusal under their applicable leases which would require consent or be triggered by the Merger.

                   (vii) Section 3.1(p)(vii) of the Bradley Disclosure Letter contains a list of any unfunded tenant improvements being conducted by Bradley or any Bradley Subsidiary in excess of $250,000 in any one instance.

             (q) Insurance. Section 3.1(q) of the Bradley Disclosure Letter sets
                 ---------
forth an insurance schedule of Bradley. Bradley and each of the Bradley Subsidiaries maintains insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Bradley and each of the Bradley Subsidiaries (taking into account the cost and availability of such insurance). Except as set forth in this Section 3.1(q), neither Bradley nor any of the Bradley Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy of Bradley or any of the Bradley Subsidiaries.

             (r) Opinion of Financial Advisor. Bradley has received the written
                 ----------------------------
opinion of Deutsche Bank Securities, Inc. to the effect that on the basis of and subject to the assumptions set forth therein, (i) the Common Merger Consideration to be paid to the holders of Bradley Common Stock and (ii) the LP Unit Consideration to be offered to LP Unit Holders in the transactions contemplated hereby, is fair from a financial point of view to such holders. A copy of the written opinion of Deutsche Bank Securities, Inc. has been delivered to Heritage.

             (s) Vote Required. The affirmative vote of the holders of a
                 -------------
majority of the Bradley Common Stock and Series A Preferred Stock, voting together as a single class (the "Bradley Stockholder Approval"), is the only
                                 ----------------------------
vote required to approve the Merger and the other transactions contemplated by the Transaction Documents. There is no requirement for any separate vote or approval of the holders of Series A Preferred Stock. Neither the Bradley OP Agreement nor any other agreement with any partner requires the approval of any LP Unit Holder or any holder of the Series B Units or the Series C Units with respect to this Agreement or any of the transactions contemplated hereby.

             (t) Beneficial Ownership of Bradley Common Stock. Neither Bradley
                 --------------------------------------------
nor the Bradley Subsidiaries "beneficially own" (as defined in Rule 13d-3 promulgated under the Exchange Act) any of the outstanding Bradley Common Stock or any of the Unsecured Notes.

             (u) Brokers. Except for the fees and expenses payable to Deutsche
                 -------
Bank Securities, Inc. (which fees have been disclosed to Heritage), no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Bradley.

             (v) Investment Company Act of 1940. Neither Bradley nor any of the
                 ------------------------------
Bradley Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

             (w) Contracts.
                 ---------

                   (i) Section 3.1(w)(i) of the Bradley Disclosure Letter lists all Material Contracts of Bradley. Except as set forth on Section 3.1(w)(i) of the Bradley Disclosure Letter or in the Bradley SEC Documents, each Material Contract is valid, binding and enforceable and in full force and effect, except where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Bradley Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not, individually or in the aggregate, reasonably be expected to have a Bradley Material Adverse Effect. For purposes of this Agreement, "Material Contracts" shall mean (i) any loan
                             ------------------
agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other indebtedness to any Person, other than indebtedness in a principal amount less than $500,000, (ii) each material commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by Bradley or any Bradley Subsidiary which may result in total payments by or liability of Bradley or any Bradley Subsidiary in excess of $500,000, (iii) any other agreements filed or required to be filed as exhibits to the Bradley SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations, (iv) the Limited Partner Agreements; provided, however, any contract, agreement or other arrangement that, by its terms, is terminable within 30 days (without penalty) of the date of this Agreement shall not be deemed to be a Material Contract.

                   (ii) All mortgages on any of the assets of Bradley or the Bradley OP are listed in Section 3.1(w)(ii) of the Bradley Disclosure Letter hereto. The Merger and the other transactions contemplated by the Transaction Documents will not trigger any due-on-sale provision on any of such mortgages, except as set forth in Section 3.1(w)(ii) of the Bradley Disclosure Letter and will not require the consent of any mortgage lender, except as set forth in
Section 3.1(w)(ii) of the Bradley Disclosure Letter.

                   (iii) Except as set forth in Section 3.1(w)(iii) of the Bradley Disclosure Letter, there is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict Bradley's ability to conduct its business in any location in a manner that is material to the business of Bradley or the Bradley Subsidiaries.

                   (iv) Except as set forth in Section 3.1(w)(iv) of the Bradley Disclosure Letter, there are no indemnification agreements entered into by and between Bradley and any director or officer of Bradley or any of the Bradley Subsidiaries.

           (x) Rule 16b-3. Bradley has taken all necessary action, including
               ----------
(without limitation) causing its Board of Directors to adopt resolutions authorizing and approving the Merger, this Agreement and the other transactions contemplated by the Transaction Documents to exempt such transactions under Rule 16b-3 of the Exchange Act from the provisions of
Section 16(b) of the Exchange Act.

             (y)  Amendment to the Bradley OP Agreement. After the Effective
                  -------------------------------------
Time, Heritage will be permitted to cause the Surviving Corporation, as general partner of the Bradley OP, to amend the Bradley OP Agreement, in accordance with
Section 5.11(b).

             (z)  No Dissenters' Rights. No dissenters' or appraisal rights
                  ---------------------
shall be available with respect to the Merger or the other transactions contemplated by the Transaction Documents.

             (aa) State Takeover Statutes. Bradley has taken all action
                  -----------------------
necessary to exempt the transactions contemplated by this Agreement between Heritage and Bradley and its Affiliates from operation of any "fair price," "business combination," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under Federal or state Laws of the United States or similar statute or regulation (a "Takeover Statute").
                                                       ----------------

     Section 3.2. Representations and Warranties of Heritage. Heritage
                  ------------------------------------------
represents and warrants to Bradley as follows:

             (a)  Organization, Standing and Corporate Power of Heritage and the
                  --------------------------------------------------------------
Heritage Merger Sub. Heritage is a corporation duly formed and validly existing
-------------------
under the MGCL and is in good standing with the State Department of Assessments and Taxation of Maryland. The Heritage Merger Sub is a corporation duly formed and validly existing under the MGCL and is in good standing with the State Department of Assessments and Taxation of Maryland. Heritage has made available to Bradley complete and correct copies of its charter and by-laws and complete and correct copies of the Heritage Merger Sub's charter and by-laws.

             (b)  Heritage OP; Interests in Other Persons. Heritage Realty
                  ---------------------------------------
Limited Partnership (the "Heritage OP") is a partnership duly organized, validly
                          -----------
existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. The Heritage OP is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate, would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Heritage, the Heritage Merger Sub and the Heritage Subsidiaries (as defined in Article X), taken as a whole (a "Heritage
                                                                      --------
Material Adverse Effect"). All partnership interests in the Heritage OP have
-----------------------
been duly authorized and are validly issued and are owned by Heritage and/or another Heritage Subsidiary and are so owned free and clear of all Liens. Heritage has heretofore made available to Bradley complete and correct copies of the partnership agreement of the Heritage OP.

             (c)  Capital Structure.
                  -----------------

                   (i)    Capital Stock
                          -------------

                          (A) As of the date of this Agreement, the authorized capital stock of Heritage consists of (1) 70,000,000 shares of Heritage common stock, par value $0.001 per share (the "Heritage Common Stock"), and
                                                    ---------------------
     (2) 25,000,000 shares of Heritage preferred stock, par value $0.001 per share, of which 25,000,000 shares are designated as Heritage Series A Preferred Stock (the "Heritage Series A Preferred Stock").
                           ---------------------------------

                          (B) As of the date of this Agreement, (1) 5,857,394 shares of Heritage Common Stock are issued and outstanding and (2) 17,221,066 shares of Heritage Series A Preferred Stock are issued and outstanding.

                          (C) As of the date of this Agreement, (1) no shares of Heritage Common Stock were reserved for issuance upon exchange of units of limited partner interest in the Heritage OP (the "Heritage LP Units") for
                                                       -----------------
     shares of Heritage Common Stock and (2) 17,221,066 shares of Heritage Common Stock were reserved for issuance upon conversion of the Heritage Series A Preferred Stock.

                          (D) As of the date of this Agreement, except as set forth above in this Section 3.2(c), no shares of capital stock or other voting securities of Heritage were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Heritage are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                          (E) There is no Voting Debt of Heritage or any Heritage Subsidiary outstanding.

             (d) Authority; No Violations; Consents and Approvals.
                 ------------------------------------------------

                   (i) Heritage and the Heritage Merger Sub have all requisite power and authority to enter into the Transaction Documents to which they are parties and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Heritage and the Heritage Merger Sub. Heritage has obtained the approval of the Heritage stockholder holding approximately 94% of Heritage's outstanding capital stock to the amendment to the Heritage charter for the purpose of creating the Heritage Series B Preferred Stock and the Heritage Series C Preferred Stock.

                   (ii) The Transaction Documents to which Heritage and the Heritage Merger Sub are parties have been duly executed and delivered by each of Heritage and the Heritage Merger Sub, as the case may be, and assuming the Transaction Documents to which Bradley or any of the Bradley Subsidiaries is a party constitute the valid and binding obligation of Bradley or the Bradley Subsidiary, as the case may be, constitute a valid and binding obligation of each of Heritage and the Heritage Merger Sub, as the case may be, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                   (iii) The execution and delivery of the Transaction Documents to which it is a party do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Heritage or the Heritage Merger Sub or any of the Heritage Subsidiaries under, require the consent or approval of any third-party lender or otherwise result in a material detriment to Heritage or the Heritage Merger Sub or any of the Heritage Subsidiaries under, any provision of (A) the charter or by-laws of Heritage, the charter or by-laws of the Heritage Merger Sub or any provision of the comparable charter or organizational documents of any of the Heritage Subsidiaries, (B) any Material Contract applicable to Heritage or the Heritage Merger Sub or any of the Heritage Subsidiaries, the respective properties or assets of Heritage, or any guarantee by Heritage or the

Heritage Merger Sub or any of the Heritage Subsidiaries, (C) any joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(d)(iv) are duly and timely obtained or made, any judgment, order, decree or Law applicable to Heritage or the Heritage Merger Sub or any of the Heritage Subsidiaries or any of the Heritage respective properties or assets, other than, in the case of clauses (B), (C) and (D), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of Heritage or the Heritage Merger Sub to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby or result in a Heritage Material Adverse Effect.

                   (iv) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Heritage or the Heritage Merger Sub or any of the Heritage Subsidiaries in connection with the execution and delivery by Heritage or the Heritage Merger Sub of the Transaction Documents to which Heritage or the Heritage Merger Sub is a party or the consummation by Heritage or the Heritage Merger Sub of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (B) the filing of the Articles of Merger and the charter amendment described in Section 3.2(d)(i) with, and acceptance for recording of the Articles of Merger and such charter amendment by, the State Department of Assessments and Taxation of Maryland; (C) such filings and approvals as may be required by any applicable state takeover Laws or environmental Laws; (D) filings under the HSR Act, if applicable; and (E) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make would not reasonably be expected to materially impair the ability of Heritage or the Heritage Merger Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby or result in a Heritage Material Adverse Effect.

             (e) Litigation. There is no suit, action or proceeding pending, or,
                 ----------
to the Knowledge of Heritage or the Heritage Merger Sub, threatened against or affecting Heritage or the Heritage Merger Sub or any other Heritage Subsidiary that would be likely to prevent the consummation of the transactions contemplated by this Agreement.

             (f) Interim Operations of the Heritage Merger Sub. The Heritage
                 ---------------------------------------------
Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing Date and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions, agreements and arrangements contemplated by this Agreement, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no assets and has conducted its operations only as contemplated hereby.

             (g) Financial Condition of Heritage. Heritage has provided to
                 -------------------------------
Bradley true, complete and correct copies of the audited consolidated financial statements of Heritage and the Heritage Subsidiaries for the fiscal year ended December 31, 1999 and the unaudited consolidated Financial Statements of Heritage and the Heritage Subsidiaries for the interim period ended February 29, 2000. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with applicable requirements of GAAP (subject, in the case of the unaudited financial statements, to normal recurring adjustments, none of which are material), the consolidated financial position of Heritage and the Heritage Subsidiaries as of their respective dates and the consolidated statements of income and the consolidated statements of cash flows of Heritage and the Heritage Subsidiaries for the periods presented therein.

             (h) Financing Commitment Letters. Heritage has provided to Bradley
                 ----------------------------
copies of the financing commitment letters, attached as Exhibit B hereto,
                                                        ---------
including any exhibits, schedules or amendments thereto (the "Financing
                                                              ---------
Letters"). To the Knowledge of Heritage, the conditions set forth in the
-------
Financing Letters will be able to be satisfied prior to the Effective Time.


                                   ARTICLE IV

          COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
          ------------------------------------------------------------

     Section 4.1. Conduct of Business by Bradley and the Bradley OP.
                  -------------------------------------------------

             (a) During the period from the date of this Agreement to the Effective Time, Bradley shall, and shall cause each of the Bradley Subsidiaries (including the Bradley OP) to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and Bradley's status as a REIT within the meaning of the Code. Bradley will promptly notify Heritage of any litigation having potential liability to Bradley or any of the Bradley Subsidiaries in excess of $50,000 or any complaint, investigation or hearing by a Governmental Entity involving Bradley or any of the Bradley Subsidiaries.

             (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, except as set forth in Section 4.1(b) of the Bradley Disclosure Letter, as otherwise contemplated by this Agreement or to the extent consented to by Heritage, Bradley shall not and shall cause the Bradley Subsidiaries (including the Bradley OP) not to (and not to authorize or commit or agree to):

                   (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Bradley's capital stock or the partnership interests, stock or other equity interests in any Bradley Subsidiary that is not directly or indirectly wholly-owned by Bradley, except
(1) the regular June 30, 2000 and September 30, 2000 quarterly dividends payable (in accordance with normal payment schedules and without proration for partial periods) to Bradley stockholders in an amount per share not to exceed the dividend per share paid in the prior quarters, the corresponding regular quarterly distributions payable to LP Unit Holders in an amount per LP Unit not to exceed the distribution per LP Unit paid in the prior quarters and the regular quarterly 8.875% preferential distributions payable to the holders of the Series B Units and the Series C Units; provided, however, that the regular September 30, 2000 quarterly dividend payable to Bradley stockholders and the corresponding regular quarterly distribution payable to LP Unit Holders shall not be declared or have a record date prior to September 30, 2000 or (2) to the minimum extent necessary to prevent Bradley from having positive REIT taxable income for the taxable year ending at the Effective Time, taking into account liquidating distributions for tax purposes, (B) split, combine or reclassify any capital stock, partnership interests or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, partnership interests or other equity interests or (C) purchase, redeem (except for the redemption of LP Units in accordance with their terms) or otherwise acquire any shares of Bradley's capital stock or the partnership interests, stock or other equity interests in any Bradley Subsidiary or any options, warrants or rights to acquire, or security convertible into, shares of Bradley's capital stock or the partnership interests, stock or other equity interests in any Bradley Subsidiary, except in connection with the use of Bradley Common Stock to pay the exercise price or Tax withholding obligation upon the exercise of a Bradley Stock Option as presently permitted under the Bradley Option Plan;

                   (ii) issue, deliver, sell or grant any option or other right in respect of any shares of capital stock, any other voting or redeemable securities (including LP Units or other partnership interests) of Bradley or any Bradley Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities, except (A) to Bradley or a Bradley Subsidiary, (B) as permitted or required under the Bradley OP Agreement as presently in effect, and
(C) in connection with the exercise of outstanding Bradley Stock Options under the Bradley Option Plan or the exchange of LP Units for shares of Bradley Common Stock;

                   (iii) amend the Bradley Charter or the Bradley By-laws, the Bradley OP Agreement or any other comparable charter or organizational documents of any Bradley Subsidiary, except as otherwise contemplated by this Agreement;

                   (iv) merge, consolidate or enter into any other business combination transaction with any Person;

                   (v) (A) make any capital expenditures, except in accordance with Bradley's 2000 Budget, or with respect to unbudgeted capital expenditures in excess of $10,000 per occurrence or $200,000 in the aggregate,
(B) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or other transaction (other than any Commitment referred to in Section 4.1(b)(v) of the Bradley Disclosure Letter) involving nonrefundable deposits in excess of $250,000 and, in any event, not in excess of $2,000,000 in the aggregate; provided, further, that on a weekly basis, Bradley shall provide Heritage with notice of any new Commitments entered into irrespective of the amount of any such deposit, (C) commence construction of, or enter into any Commitment to develop or construct, other real estate projects involving in excess of $250,000 (other than any Commitment referred to in Section 4.1(b)(v) of the Bradley Disclosure Letter), (D) incur additional indebtedness (secured or unsecured) except under its revolving line(s) of credit and Commitments for indebtedness described in Section 4.1(b)(v) of the Bradley Disclosure Letter; or (E) enter into any lease in excess of 7,500 square feet and incur any expenditures related thereto.

                   (vi) sell, mortgage, subject to Lien or otherwise dispose of any of the Bradley Properties, except that are disclosed in Section 4.1(b)(vi) of the Bradley Disclosure Letter;

                   (vii) sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal or intangible property, except those made in the ordinary course of business and which is not material, individually or in the aggregate;

                   (viii) guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or prepay, refinance or amend any existing indebtedness or make any investments in any other Person in excess of $100,000;

                   (ix) make or rescind any election relating to Taxes (unless Bradley reasonably determines, after prior consultation with Heritage, that such action is required by Law or necessary to preserve Bradley's status as a REIT or the partnership status of the Bradley OP or any other Bradley Subsidiary which files Tax Returns as a partnership for Federal tax purposes) provided, that nothing in this Agreement shall preclude Bradley from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code (with the prior consent of Heritage, such consent not to be unreasonably withheld);

                   (x) elect to treat any portion of the liquidating distribution made in connection with the Merger as a dividend paid in a prior taxable year pursuant to Section 858(a) of the Code or elect to pay Tax on any capital gain realized after January 1, 2000;

                   (xi) (A) change any of its methods, principles or practices of accounting in effect other than as required by GAAP or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of its Federal income Tax Return for the taxable year ended December 31, 1999, except as may be required by the SEC, applicable Law or GAAP;

                   (xii) except as set forth in Section 4.1(b)(xii) of the Bradley Disclosure Letter, adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, or enter into or amend any employment agreement or similar agreement or arrangement or, except in the ordinary course consistent with past practice, grant or become obligated to grant any increase in the compensation of officers or employees, except such changes as are required by Law or which are not more favorable to participants than provisions presently in effect;

                   (xiii) settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

                   (xiv) enter into or amend or otherwise modify any agreement or arrangement with persons that are Affiliates or, as of the date of this Agreement, are officers or directors of Bradley or any Bradley Subsidiary without prior written notice to Heritage and the approval of a majority of the "independent" members of the Board of Directors of Bradley;

                   (xv) except as otherwise permitted or contemplated by this Agreement, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Bradley or any of the Bradley Subsidiaries;

                   (xvi) fail to use all commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are a customary for companies engaged in their respective businesses;

                   (xvii) materially amend or terminate, or waive compliance with the terms of or breaches under, any Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 3.1(w)(i) of the Bradley Disclosure Letter;

                   (xviii) fail to use all commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness of Bradley or any Bradley Subsidiary; and

                   (xix) agree in writing or otherwise to take any action inconsistent with any of the foregoing.

             (c) During the period from the date of this Agreement to the Effective Time, Bradley shall deliver, or cause to be delivered, to Heritage (i) prior notice of at least 24 hours before any draw by

Bradley on its revolving line(s) of credit in excess of $3,000,000, (ii) on a weekly basis, a status report detailing all activity by Bradley relating to its revolving line(s) of credit and (iii) on a monthly basis, a balance sheet, a statement of operations and a statement of cash flows, prepared internally by Bradley. Further, by no later than May 16, 2000, Bradley shall deliver, or cause to be delivered, to Heritage (i) a current status report with respect to its Redevelopment Budget, (ii) a current status report with respect to its 2000 Capital Budget, (iii) a cash flow forecast for and through the period ending August 31, 2000 and (iv) a leasing activity report relating to the Bradley Properties.


                                   ARTICLE V

                              ADDITIONAL COVENANTS
                              --------------------

     Section 5.1. Preparation of the Proxy Statement; Stockholders' Meeting;
                  ----------------------------------------------------------
Partners' Consents.
------------------

             (a) As soon as practicable following the date of this Agreement, Bradley shall prepare and file with the SEC a preliminary Proxy Statement, in form and substance reasonably satisfactory to Heritage, with indication of such satisfaction not to be unreasonably withheld or delayed. Each of Bradley and Heritage shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC for mailing to the Bradley stockholders as promptly as practicable after such filing. Bradley will notify Heritage promptly following the receipt by Bradley of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply Heritage with copies of all correspondence between Bradley or any of its representatives and the SEC with respect to the Proxy Statement. The Proxy Statement shall comply in all material respects with all applicable requirements of the Law. Bradley shall agree to date the Proxy Statement as of the approximate date of mailing to its stockholders and shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, (i) Heritage or Bradley, as the case may be, shall promptly inform the other of such occurrences, (ii) Bradley shall prepare and file with the SEC any such amendment or supplement to the Proxy Statement, in a form reasonably satisfactory to Heritage, with indication of such satisfaction not to be unreasonably withheld or delayed, (iii) each of Bradley and Heritage shall use its commercially reasonable efforts to have any such amendment or supplement cleared for mailing, to the extent necessary, to Bradley stockholders as promptly as practicable after such filing and (iv) Bradley shall use its commercially reasonable efforts to have any such amendment or supplement mailed to its stockholders at the earliest practicable date.

             (b) Bradley will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Bradley Stockholder Meeting (but in no event shall such meeting be held sooner than 30 days following the date the Proxy Statement is mailed to its stockholders), for the purpose of obtaining the Bradley Stockholder Approval. Bradley covenants that, subject to Section 7.1, Bradley will, through its Board of Directors, recommend to its stockholders approval of the Merger and the other transactions contemplated by the Transaction Documents and further covenants that the Proxy Statement will include such recommendation.

             (c) The officers of Bradley listed in Section 5.1(c) of the Bradley Disclosure Letter shall execute the Bradley Irrevocable Proxies, dated the date of this Agreement, covering all shares beneficially owned, agreeing to vote in favor of the Merger and the other transactions contemplated by the Transaction Documents.

     Section 5.2. Access to Information; Confidentiality. Bradley shall, and shall cause each of the Bradley Subsidiaries to, afford to Heritage and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, Bradley shall, and shall cause each of the Bradley Subsidiaries to, furnish promptly to Heritage (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Heritage may reasonably request. Each of Bradley and Heritage will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between Bradley and Heritage dated as of February 10, 2000, as amended to date (as so amended, the "Confidentiality Agreement").
                                     -------------------------

     Section 5.3. Commercially Reasonable Efforts; Notification.
                  ---------------------------------------------

             (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Heritage and Bradley agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger, the Bradley OP Offer (as hereinafter defined) and the other transactions contemplated by the Transaction Documents, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In addition, each of Heritage and Bradley agrees to use their best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any stay, temporary restraining order, injunction, or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity vacated or reversed. For purposes of this Section 5.3(a), the obligations of the parties hereto to use their "commercially reasonable efforts" to obtain consents, approvals, waivers or exemptions shall not include any obligation by a party without the consent of the other party to agree to an adverse modification of the terms of any agreement, arrangement, instrument or understanding, to prepay existing or incur additional obligations to any other party, to incur liabilities or to make payments for all such matters in an aggregate amount that exceeds $5,000,000. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Bradley and Heritage shall take all such necessary action. From the date of this Agreement through the Effective Time, Bradley shall timely file, or cause to be filed, with the SEC all Bradley SEC Documents required to be so filed.

             (b) Bradley shall give prompt notice to Heritage, and Heritage shall give prompt notice to Bradley, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that (A) such notification shall only be required of Bradley to the extent that the matter in question would prevent satisfaction of the condition specified in Section 6.2(a) or (b), (B) such notification shall only be required of Heritage to the extent that the matter in question would prevent satisfaction of the condition specified in Section 6.3(a) or (b), and
(C) no such
notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 5.4. Tax Treatment.
                  -------------

             (a) Each of Heritage and Bradley shall use its commercially reasonable efforts to cause the Merger to be treated, for Federal income tax purposes, as a taxable sale of assets by Bradley in exchange for cash and the assumption of liabilities and a liquidating distribution of such cash to Bradley stockholders within the meaning of Section 562(b)(1) of the Code including, without limitation, filing Bradley's final Tax Returns (which such Tax Returns shall be filed by Heritage) for the period ending on the Effective Time.

             (b) Neither Heritage nor Bradley will take (or permit its Affiliates to take) any action following the Closing that is inconsistent with Bradley's status as a REIT for any period.

     Section 5.5. No Solicitation of Transactions.
                  -------------------------------

             (a) Subject to Section 7.1, Bradley shall not, and shall not authorize or permit, directly or indirectly, any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative of Bradley to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or enter into, maintain, or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction.

             (b) Bradley shall notify Heritage in writing (as promptly as practicable but in any event within 24 hours) of all of the relevant details relating to all initial inquiries and initial proposals (including the identity of the parties, price and other terms thereof) which it or any of the Bradley Subsidiaries or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any of such matters and shall promptly inform Heritage in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a Superior Competing Transaction (as hereinafter defined).

             (c) For purposes of this Agreement, a "Competing Transaction" shall
                                                    ---------------------
mean any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving Bradley (or any of the Bradley Subsidiaries, including the Bradley OP); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Bradley and the Bradley Subsidiaries, taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 20% or more of the outstanding equity securities of Bradley (or any of the Bradley Subsidiaries, including the Bradley OP); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

             (d) For purposes of this Agreement, a "Superior Competing
                                                    ------------------
Transaction" means a bona fide proposal for a Competing Transaction made by a
-----------
third party which the Board of Directors of Bradley determines, in good faith (after consultation with its financial advisor), to be more favorable to the Bradley stockholders than the Merger.

     Section 5.6. Public Announcements. Bradley and Heritage shall consult with
                  --------------------
each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange if it has used its best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the transactions contemplated by the Transaction Documents no later than (i) the close of trading on the New York Stock Exchange on the day this Agreement is signed, if such signing occurs during a business day or (ii) the opening of trading on the New York Stock Exchange on the business day following the date on which this Agreement is signed, if such signing does not occur during a business day.

     Section 5.7. Transfer and Gains Taxes; Stockholder Demand Letters. Heritage
                  ----------------------------------------------------
shall, with Bradley's good faith, cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together, with any related interests, penalties or additions to Tax, "Transfer and Gains Taxes"). From and after the Effective Time, Heritage
      ------------------------
shall cause the Bradley OP to pay or cause to be paid all Transfer and Gains Taxes. Within 30 days after the Effective Time, Heritage shall send the stockholder demand letters required by Treasury Regulation Section 1.857-8 to the appropriate Bradley stockholders for Bradley's taxable year ended on the Effective Time. Heritage shall, with the good faith cooperation and assistance of Bradley and the Bradley Subsidiaries, make, or cause to be made, an election under Section 754 of the Code for each Bradley Subsidiary that is treated as a partnership for Federal tax purposes.

     Section 5.8. Employee Arrangements.
                  ---------------------

             (a) Bradley Severance Agreements. Following the Closing Date,
                 ----------------------------
Heritage shall honor, and shall cause the Heritage Subsidiaries to honor, in accordance with their terms all Bradley Severance Agreements and Heritage will not, and will not cause any of the Heritage Subsidiaries to, challenge the validity of any obligation of Bradley or any Bradley Subsidiary under any such Bradley Severance Agreement. Without limiting the foregoing, Heritage expressly agrees that, with respect to the Persons who are parties to the Bradley Severance Agreements, the Merger shall constitute a change in control for purposes of their respective Bradley Severance Agreements. In addition, Heritage expressly agrees that in the event that any such Person is offered employment with Heritage and such Person accepts such employment with Heritage, Heritage shall pay to such Person, in equal monthly installments over a four-month period following the Closing Date, the aggregate benefits to which such Person would be entitled to receive under his or her respective Bradley Severance Agreement following a "Termination Event" (as defined therein), in satisfaction of such Person's rights and benefits under such Bradley Severance Agreement; provided, however, that if, following the Closing Date and prior to the expiration of the four-month period after the Closing Date, the employment of such Person with Heritage is terminated by Heritage, Heritage shall pay to such Person on the date of such termination of employment all of the remaining installment payments due to such Person under such Bradley Severance Agreement and as described hereunder. Prior to the Closing Date, Heritage and Bradley hereby jointly agree that KPMG LLP shall review all of the Bradley Severance Agreements to determine the maximum amount of the benefits to which each of the Persons set forth in
Section 3.1(l)(xvi) of the Bradley Disclosure Letter are entitled under their respective Bradley Severance Agreements. Bradley agrees to provide to KPMG, on or before May 22, 2000, all materials which KPMG reasonably requests from Bradley in order for KPMG to determine the maximum amount of the benefits to which each of the Persons set forth in Section 3.1(l)(xvi) of the Bradley Disclosure Letter are entitled under their respective Bradley Severance Agreements.

             (b) Benefit Plans. Subject to subsection (c) below, upon and after
                 -------------
the Effective Time, Heritage (or its successors or assigns) shall provide benefits to the employees of Bradley that are no less favorable in the aggregate to such employees of Bradley than those provided to other similarly situated employees of Heritage at any applicable time after the termination of the benefits provided to such employees of Bradley and the Bradley Subsidiaries. With respect to any benefit plan of Heritage which is an "employee benefit plan" as defined in Section 3(3) of ERISA and any other service based benefits (including vacations) in which the employees of Bradley may participate, solely for purposes of determining eligibility to participate, vesting and entitlement to benefits but not for purposes of accrual of benefits (except in the case of accrued vacation, sick or personal time), service with Bradley or any Bradley Subsidiary shall be treated as service with Heritage; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits under both a Bradley Employee Benefit Plan and a benefit plan of Heritage (or is not otherwise recognized for such purposes under the benefit plans of Heritage). Without limiting the foregoing, Heritage shall not treat any Bradley employee as a "new" employee for purposes of any exclusions under any health or similar plan of Heritage for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result.

             (c) Employee Loans. Prior to the Effective Time, Bradley shall
                 --------------
cause each officer, director or other employee who has any outstanding loan from, or other debt obligations to, Bradley or any Bradley Subsidiary, for any purpose, to repay such loan.

     Section 5.9. Indemnification; Directors' and Officers' Insurance.
                  ---------------------------------------------------

             (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of Bradley or any of the Bradley Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a
                   -------------------
party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of Bradley or any of the Bradley Subsidiaries, or is or was serving at the request of Bradley or any of the Bradley Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that Bradley shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation and Heritage shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) Bradley, and the Surviving Corporation and Heritage after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (B) the Indemnified

Parties may retain one counsel satisfactory to them, and Bradley, and the Surviving Corporation and Heritage after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received, and (C) Bradley, the Surviving Corporation and Heritage will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that none of Bradley, the Surviving Corporation or Heritage shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation and Heritage shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify Bradley and, after the Effective Time, the Surviving Corporation and Heritage, thereof; provided that the failure to so notify shall not affect the obligations of Bradley, the Surviving Corporation and Heritage except to the extent such failure to notify materially prejudices such party.

             (b) Heritage and the Heritage Merger Sub agree that all rights to indemnification existing in favor of, and all limitations of the personal liability of, the directors, officers, employees and agents of Bradley and the Bradley Subsidiaries provided for in the articles of incorporation or bylaws of Bradley as in effect as of the date hereof with respect to matters occurring prior to the Effective Time, including the Merger, shall continue in full force and effect for a period of not less then six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the disposition of such Claim. Prior to the Effective Time, Bradley shall purchase an extended reporting period endorsement under Bradley's existing directors' and officers' liability insurance coverage for Bradley's directors and officers, in a form acceptable to Bradley which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by Bradley so long as the cost of such policy is less than $400,000. In the event that $400,000 is insufficient for the above-referenced coverage, Bradley may spend up to that amount to purchase such lesser coverage as is possible.

             (c) This Section 5.9 is intended for the irrevocable benefit of, to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Heritage, Bradley and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.9.

             (d) In the event that Heritage or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Heritage and the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.9. The parties agree that, as of the Effective Time, Heritage will assume the obligations of Bradley set forth in
Section 7.12(h) of that certain Agreement and Plan of Merger, dated as of October 30, 1995 by and between Bradley and Tucker Properties Corporation and
Section 7.11(e) of that certain Agreement and Plan of Merger, dated as of May 30, 1998 by and between Bradley and Mid-America Realty Investments, Inc.

     Section 5.10. Interim Transactions Committee. Bradley and Heritage shall
                   ------------------------------
establish an interim transactions committee (the "Interim Transactions
                                                  --------------------
Committee") consisting of three individuals nominated by each. The Interim
---------
Transactions Committee shall review and jointly evaluate (but will not have the power to approve or disapprove) acquisition, budget and capital improvement activities of Bradley and the Bradley Subsidiaries between the date of this Agreement and the Effective Time.

     Section 5.11. Transactions Relating to the Bradley OP.
                   ---------------------------------------

             (a) In accordance with the procedures outlined in Section 5.11(c) below, Heritage shall offer to the LP Unit Holders the opportunity to receive in cash, in exchange for each issued and outstanding LP Unit, the LP Unit Consideration (the "Bradley OP Offer"). Any LP Unit Holder who elects not to
                    ----------------
accept the Bradley OP Offer shall remain as a limited partner of the Bradley OP holding LP Units with substantially the same rights, terms and conditions, except as provided in Section 5.11(b) below, set forth in the Bradley OP Agreement and shall not be entitled to receive any distributions in respect of such LP Units in connection with the Merger.

             (b) Concurrently with the Effective Time, Bradley and Heritage shall cause the Bradley OP Agreement to be amended (in addition to the amendment contemplated by Section 5.17), as permitted by Section 17.2 of such agreement, substantially as follows to provide that:

                   (i) the regular distribution per LP Unit for each quarterly period shall be an amount equivalent to the regular distribution per GP Unit for each quarterly period (it being understood that the foregoing amendment will reflect the current structure of the Bradley OP such that each GP Unit and LP Unit will continue to represent an equivalent economic interest in the Bradley OP following the Merger); and

                   (ii) each LP Unit Holder's right of redemption with respect to the Bradley OP shall be exercisable beginning after the dissemination of Heritage's 2000 annual valuation report (which dissemination shall be no later than 120 days following the end of Heritage's fiscal year) (A) if the Heritage Common Stock is not publicly traded, during each of two 30-day periods per year (i.e., (1) within 30 days after the dissemination of Heritage's annual valuation report and (2) over the course of the 30-day period beginning six months after such dissemination) for cash in an amount equal to the fair market value of each LP Unit on the date of redemption, which fair market value is to be based on the immediately prior annual valuation of the Bradley OP, adjusted to reflect the value of any properties acquired or disposed of since such most recent annual valuation and changes in other non-real property assets or in liabilities since the date of such valuation, or (B) if the Heritage Common Stock is publicly traded, at any time (subject to customary black-out periods) for cash in an amount equal to the fair market value of each LP Unit on the date of redemption, which fair market value will be based on the trading value of the Heritage Common Stock and an LP Unit/Heritage Common Stock exchange ratio to be initially fixed at the time the Heritage Common Stock becomes publicly traded (in either of the cases listed under clauses (A) and (B), such cash in an amount being the "Cash Amount"), with the redemption obligation able to be assumed, at the option
 -----------
of Heritage, by Heritage in lieu of Bradley or the Bradley OP through the payment of the Cash Amount or, during the period that the Heritage Common Stock is publicly traded, through the issuance of Heritage Common Stock (the "Bradley
                                                                        -------
OP Amendment"). Heritage will agree that, subject to the preferential rights of
------------
the Series B Units and the Series C Units, for not less than the three-year period following the Closing of the Merger, the regular distribution for each quarterly period will not be less than $0.38 per LP Unit. Heritage and Bradley agree that the text of the Bradley OP Amendment shall be substantially in conformity with this Section 5.11(b) and otherwise in a form reasonably satisfactory to Bradley and Heritage.

             (c) As soon as practicable following the date of this Agreement, Bradley shall prepare a document describing the Bradley OP Offer and the Bradley OP Amendment, in form and substance reasonably satisfactory to, and subject to the final review of, Heritage, and the indication of such satisfaction shall not be unreasonably withheld or delayed (the "Bradley OP Offering Document"). The
                                          ----------------------------

Bradley OP Offering Document shall comply in all material respects with all applicable requirements of Law. In the Bradley OP Offering Document, Bradley shall, as general partner of the Bradley OP, take a position with respect to the Bradley OP Offer in compliance with Rule 14e-2(a) under the Exchange Act. Bradley shall agree to date the Bradley OP Offering Document as of the approximate date of mailing to LP Unit Holders and shall use its commercially reasonable efforts to cause the Bradley OP Offering Document to be mailed to LP Unit Holders at the earliest practicable date following the mailing of the Proxy Statement to Bradley stockholders. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Bradley OP Offering Document, (i) Heritage or Bradley, as the case may be, shall promptly inform the other of such occurrences, (ii) Bradley and Heritage shall, in cooperation with each other, prepare any such amendment or supplement to the Bradley OP Offering Document, in a form reasonably satisfactory to Heritage, the indication of such satisfaction shall not be unreasonably withheld or delayed and (iii) each of Bradley and Heritage shall use its commercially reasonable efforts to have any such amendment or supplement cleared, to the extent necessary, for mailing to LP Unit Holders as promptly as practicable after such clearance.

             (d) Bradley and Heritage agree that (i) the Bradley OP Offer shall held open for a minimum of 20 business days following the mailing of the Bradley OP Offering Document to LP Unit Holders, (ii) the LP Unit Holders shall have the right to revoke any election made in connection with the Bradley OP Offer at any time prior to the expiration of the stated offering period and (iii) the Bradley OP Offer will be conducted in accordance with all applicable Law and the Bradley OP Agreement. Bradley and Heritage further agree that they will cooperate with each other in connection with the determination of reasonable procedures relating to, and the preparation of all documents for, the Bradley OP Offer.

             (e) The obligation of Heritage and Bradley to consummate the Bradley OP Offer shall be conditioned upon, and shall be subject to, the concurrent Closing of the Merger as provided in this Agreement. The obligation of Heritage and Bradley to close the Merger shall be conditioned upon, and shall be subject to, the concurrent consummation of the Bradley OP Offer as provided in this Agreement. Notwithstanding the foregoing, in the event that all of the conditions to the obligations of Heritage and/or the Heritage Merger Sub to the Merger set forth in Section 6.2 have been satisfied or waived, then, after September 20, 2000, Heritage may, at its option, cause the Closing to occur without the concurrent consummation of the Bradley OP Offer provided that it agrees that the Bradley OP Offer shall remain outstanding until such time as any and all conditions thereto have been satisfied or waived and that, promptly following the satisfaction or waiver of such conditions, all LP Unit Holders who have elected to receive cash in the Bradley OP Offer shall receive the LP Unit Consideration in accordance with the Bradley OP Offer.

     Section 5.12. Notice of the Merger to LP Unit Holders. In accordance with
                   ---------------------------------------
Section 19.14 of the Bradley OP Agreement, Bradley, as general partner of the Bradley OP, agrees to give written notice of the Merger, which notice shall be in form and substance reasonably satisfactory to Heritage, the indication of such satisfaction shall not be unreasonably withheld or delayed, to each limited partner of the Bradley OP at least 20 Trading Days (as such term is defined in the Bradley OP Agreement) prior to the Effective Time or, to the extent applicable, the record date for the Merger, whichever comes first.

     Section 5.13. Assistance. From and after the date of this Agreement, if
                   ----------
Heritage requests, Bradley and the Bradley Subsidiaries shall cooperate, and shall use their commercially reasonable efforts to cause Bradley's attorneys, accountants and other representatives to cooperate, in all reasonable respects in connection with any financing efforts (including, without limitation, the refinancing or assumption of existing indebtedness) of Heritage or its Affiliates (including providing reasonable assistance in the preparation of one or more offering circulars, private placement memoranda, registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by Heritage or its Affiliates, including, if applicable, with the SEC, all at the sole expense of Heritage (or its Affiliates). From and after the date of this Agreement, if Heritage requests, Bradley shall create new subsidiaries and effect mergers and/or conversions of or among wholly-owned Bradley Subsidiaries at the direction of Heritage and, immediately prior to the Effective Time, shall transfer any assets and/or liabilities to such entities at the direction of Heritage; provided, however, that Bradley shall not be required to undertake any action pursuant to this sentence if doing so would result in Bradley being unable to satisfy the conditions to the obligations of Heritage and/or the Heritage Merger Sub to close the Merger set forth in Section 6.2. Bradley shall reasonably cooperate with Heritage and the Heritage Merger Sub in obtaining surveys, title commitments and/or policies, engineering reports, environmental reports and appraisals with respect to the Bradley Properties (it being understood that such activities shall be conducted at Heritage's expense).

     Section 5.14. Proxy Solicitor. Bradley shall engage MacKenzie Partners as
                   ---------------
its proxy solicitor to assist in the solicitation of proxies from stockholders relating to the Bradley Stockholder Approval and, to the extent necessary, responses from the LP Unit Holders relating to the Bradley OP Offer.

     Section 5.15. Bradley Subsidiaries. On or before the Effective Time,
                   --------------------
Bradley shall (i) cause the directors and officers of each of the Bradley Subsidiaries to submit their resignations from such positions and (ii) subject to the approval of voting security holders, cause the liquidation and dissolution of the Bradley Subsidiaries listed on Schedule A hereto. On or
                                                  ----------
before the Effective Time, all persons listed in Section 3.1(c)(iii)(D) of the Bradley Disclosure Letter shall sell to Heritage, or as directed by Heritage, for $1,000, the capital stock and other securities listed next to their names in such Section 3.1(c)(iii)(D).

     Section 5.16. Environmental Matters.
                   ---------------------

             (a) If requested by Heritage, and under Heritage's direction, Bradley shall promptly take such actions as set forth in Section 5.16 of the Bradley Disclosure Letter to address environmental conditions for which an operation and maintenance program is recommended as set forth in Section 5.16 of the Bradley Disclosure Letter and for any other material matters identified by environmental reports delivered after the date of this Agreement.

             (b) At Heritage's reasonable request, Bradley and the Bradley Subsidiaries shall make available to Heritage such environmental investigations, studies, tests, reviews, or other written analysis within the possession or control of Bradley or any Bradley Subsidiary in relation to any property or facility now or previously owned or operated by Bradley or any Bradley Subsidiary which have previously not been provided to Heritage.

     Section 5.17. Amendment of Bradley OP and Bradley Subsidiary Agreements.
                   ---------------------------------------------------------
Concurrently with the Effective Time, Bradley and Heritage shall cause the Bradley OP Agreement to be amended (in addition to the amendments contemplated by Section 5.11(b)), as permitted by Section 17.2 of such agreement, and the limited partnership or limited liability company agreements, as applicable, of each of the other Bradley Subsidiaries (other than Williamson Square Limited Partnership) which are organized as partnerships or limited liability companies or which file their Tax Returns as partnerships to be amended (if necessary), so that the allocations of profits and losses in such agreements will comply with the "fractions rule" of Section 514(c)(9)(E) of the Code and Treasury Regulation
Section 1.514(c)-2. Heritage and Bradley agree that the text of any such amendment to the Bradley OP Agreement shall be substantially in the form of Exhibit C hereto and any such amendment to the relevant limited partnership or
---------
limited liability company agreements of the other Bradley Subsidiaries shall be substantially in conformity with this Section 5.17 and otherwise in a form(s) reasonably satisfactory to Bradley and Heritage. This Section 5.17 shall be deemed satisfied if the Bradley OP Agreement is amended in substantial conformity with Exhibit C and (i) the other partnerships or limited liability
                ---------
company
agreements referred to in this Section 5.17 are amended to comply with Section 514(c)(9)(E) of the Code and Treasury Regulation Section 1.514(c)-2, or (ii) if such other partnerships or limited liability companies are converted into disregarded entities for Federal income tax purposes as mutually agreed to by Heritage and Bradley.

     Section 5.18. Information Supplied. None of Bradley, Bradley OP or Heritage
                   --------------------
shall supply information for inclusion or incorporation by reference in the Proxy Statement that will, at the date mailed to Bradley stockholders, at the time of the Bradley Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of Bradley, Bradley OP or Heritage shall supply information for inclusion or incorporation by reference in the Bradley OP Offering Document that will, at the date mailed to LP Unit Holders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Bradley or the Bradley OP or the other Bradley Subsidiaries, or with respect to other information supplied by Bradley or Bradley OP for inclusion in the Proxy Statement or the Bradley OP Offering Document, as the case may be, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Bradley OP Offering Document, Bradley or the Bradley OP, as the case may be, shall so describe such event, and shall promptly file such amendment or supplement (if required to be filed) with the SEC. Bradley and the Bradley OP shall use their commercially reasonable efforts to cause the Proxy Statement and the Bradley OP Offering Document, insofar as they relate to Bradley, the Bradley OP or the other Bradley Subsidiaries, or other information supplied by Bradley or the Bradley OP for inclusion or incorporation by reference therein, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

     Section 5.19. Required Financing. Heritage agrees to use its best efforts
                   ------------------
to arrange the Financing (as defined in Article X) and to satisfy the conditions set forth in the Financing Letters. Heritage shall keep Bradley informed of the status of its arrangements with respect to the Financing. Heritage shall provide written notice to Bradley within 24 hours if either the lender or equity investor under the Financing Letters have indicated to Heritage that it will be unable to provide the financing contemplated by the applicable Financing Letter.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                              --------------------

     Section 6.1. Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of Bradley and Heritage to effect the Merger and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

             (a) Stockholders Approval. The Bradley Stockholder Approval shall
                 ---------------------
have been obtained.

             (b) No Injunctions or Restraints. No temporary restraining order,
                 ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions or agreements contemplated by the Transaction Documents shall be in effect.

             (c) Other Approvals. All consents, approvals, permits and
                 ---------------
authorizations required to be obtained from any Governmental Entity as indicated in Section 3.1(d)(iii) of the Bradley Disclosure Letter in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby shall have been made or obtained (as the case may be).

     Section 6.2. Conditions to Obligations of Heritage and the Heritage Merger
                  -------------------------------------------------------------
Sub. The obligations of Heritage and the Heritage Merger Sub to effect the
---
Merger and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Heritage:

             (a) Representations and Warranties. The representations and
                 ------------------------------
warranties of Bradley set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except to the extent any representation or warranty is expressly limited by its terms to another date, and Heritage shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Bradley by the Chief Executive Officer and the Chief Financial Officer of Bradley to such effect. This condition shall be deemed to have been satisfied unless (i) the representations and warranties of Bradley contained in Section
3.1 are not true and correct in all material respects or (ii) all breaches of Bradley's representations and warranties in this Agreement (without giving effect to any materiality, any Bradley Material Adverse Effect or any similar qualification or limitation) would, individually or in the aggregate, reasonably be expected to have a Bradley Material Adverse Effect.

             (b) Performance of Obligations of Bradley. Bradley shall have
                 -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Heritage shall have received a certificate signed on behalf of Bradley by the Chief Executive Officer and the Chief Financial Officer of Bradley to such effect.

             (c) Material Adverse Change. Since the date of this Agreement,
                 -----------------------
there shall have occurred no Bradley Material Adverse Effect. Heritage shall have received a certificate signed on behalf of Bradley by the Chief Executive Officer and the Chief Financial Officer of Bradley to such effect.

             (d) Opinion Relating to REIT and Partnership Status. Heritage
                 -----------------------------------------------
shall have received an opinion dated as of the Closing Date of Goodwin, Procter & Hoar LLP, in a form and substance reasonably satisfactory to Heritage, regarding the qualification of Bradley as a REIT under the Code and the treatment of the Bradley OP and all Bradley Subsidiaries (which are organized as partnerships or limited liability companies or which file Tax Returns as partnerships) as partnerships and not as associations taxable as corporations or publicly traded partnerships for Federal income tax purposes since the acquisition of such Bradley Subsidiaries by Bradley. For purposes of such opinion, Goodwin Procter & Hoar LLP may rely on (in addition to customary assumptions and representations for opinions of this type) assumptions to the effect that (A) Bradley will satisfy its REIT distribution requirements for its final taxable year (as a result of the Merger or otherwise), and (B) no action will be taken following the Merger that is inconsistent with Bradley's status as a REIT for any period prior to the Merger.

             (e) Consents. Except as set forth in Section 6.2(e) of the Bradley
                 --------
Disclosure Letter, all consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated by the Transaction Documents shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Bradley Material Adverse Effect.

     Section 6.3. Conditions to Obligations of Bradley. The obligations of
                  ------------------------------------
Bradley to effect the Merger and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are further subject to the following conditions, any one or more of which may be waived by
Bradley:

             (a) Representations and Warranties. The representations and
                 ------------------------------
warranties of Heritage set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Bradley shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Heritage by the Chief Executive Officer and the Chief Financial Officer of Heritage to such effect.

             (b) Performance of Obligations of Heritage. Heritage shall have
                 --------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Bradley shall have received a certificate signed on behalf of Heritage by the Chief Executive Officer and the Chief Financial Officer of Heritage to such effect.


                                  ARTICLE VII

                                  BOARD ACTIONS
                                  -------------

     Section 7.1. Board Actions. Notwithstanding Section 5.5 or any other
                  -------------
provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of Bradley, as determined by such board in good faith after consultation with outside counsel, Bradley may:

             (a) disclose to its stockholders any information required to be disclosed under applicable Law;

             (b) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction; provided, however, that neither Bradley nor its Board of Directors shall be permitted to approve or recommend a Competing Transaction which is not a Superior Competing Transaction;

             (c) if it receives a proposal for a Competing Transaction that was unsolicited and its Board of Directors determines in good faith (after consulting with its outside counsel and its financial advisor) that such proposal is reasonably likely to lead to a Superior Competing Transaction, (x) furnish non-public information with respect to Bradley, the Bradley OP and the Bradley Subsidiaries to the Person who made such proposal (provided that Bradley shall furnish such information pursuant to a confidentiality agreement which is at least as favorable to it as the Confidentiality Agreement, but without any expense reimbursement or standstill obligations) and (y) participate in negotiations regarding such proposal; and

             (d) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger) a Superior Competing Transaction or enter into an agreement with respect to such Superior Competing Transaction.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     Section 8.1. Termination. This Agreement may be terminated at any time
                  -----------
prior to the filing of the Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland, whether before or after the Bradley Stockholder Approval is obtained:

             (a) by mutual written consent duly authorized by the respective Boards of Directors of Heritage and Bradley;

             (b) by Heritage, upon a breach of any representation, warranty, covenant or agreement on the part of Bradley set forth in this Agreement, or if any representation or warranty of Bradley shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or (b), as the case may be, would be incapable of being satisfied by October 31, 2000 (as otherwise extended);

             (c) by Bradley, upon a breach of any representation, warranty, covenant or agreement on the part of Heritage set forth in this Agreement, or if any representation or warranty of Heritage shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or (b), as the case may be, would be incapable of being satisfied by October 31, 2000 (as otherwise extended);

             (d) by either Heritage or Bradley, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable; provided, however, that a party in breach of its obligations under Section 5.3 shall not be entitled to exercise its right to terminate under this Section 8.1(d);

             (e) by either Heritage or Bradley, if the Merger shall not have been consummated before October 31, 2000; provided, however, that a party that has materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 8.1(e);

             (f) by Heritage or Bradley (unless Bradley is in breach of its obligations under Section 5.1(b)) if, upon a vote at a duly held Bradley Stockholder Meeting or any adjournment thereof, the Bradley Stockholder Approval shall not have been obtained, as contemplated by Section 5.1;

             (g) by Bradley, if prior to the Bradley Stockholder Meeting the Board of Directors of Bradley or any committee thereof shall have withdrawn or modified in any manner adverse to Heritage or the Heritage Merger Sub its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Competing Transaction;

             (h) by Heritage, if (i) prior to the Bradley Stockholder Meeting the Board of Directors of Bradley or any committee thereof shall have withdrawn or modified in any manner adverse to Heritage or the Heritage Merger Sub its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction, (ii) Bradley or the Bradley OP shall have entered into any agreement with respect to any Competing Transaction or (iii) the Board of Directors of Bradley or any committee thereof shall have resolved to do any of the foregoing; or

             (i) by Heritage or Bradley, if Heritage has not obtained the Financing necessary for the completion of the Merger by the later of (A) 14 days following the date of the Bradley Stockholder Approval or (B) August 31, 2000 (such later date being referred to as the "Financing Date"); provided, however,
                                           --------------
that Bradley shall be permitted to terminate this Agreement under this Section 8.1(i) only if the conditions to the obligations of Heritage and/or the Heritage Merger Sub set forth in Sections 6.2 and 5.11(e) have been satisfied or waived on or prior to the Financing Date, which satisfaction shall be evidenced by Bradley delivering, on or prior to the Financing Date, the relevant certificates and opinions required by Section 6.2 or, to the extent applicable, by tendering, on or prior to the Financing Date, performance thereof. Notwithstanding the foregoing, if Bradley has materially breached a representation, warranty or covenant set forth in this Agreement, Bradley shall not be entitled to exercise its rights to termination under any of the provisions of this Section 8.1(i).

A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision in this Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 8.1 for any such termination.

     Section 8.2. Expenses.
                  --------

             (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.

             (b) Bradley agrees that if this Agreement shall be terminated pursuant to Section 8.1(b), then Bradley will pay to Heritage, or as directed by Heritage, an amount equal to the Heritage Break-Up Expenses (as defined below). Bradley also agrees that if this Agreement (i) is terminated pursuant to Section 8.1(b) or (f) and (A) prior to such termination a Person has made any inquiry or proposal relating to a Competing Transaction and (B) within one year of any such termination Bradley or the Bradley OP shall consummate a Competing Transaction or execute a definitive agreement providing for a Competing Transaction with such Person or its Affiliates or associates or Persons acting in concert with such Person or (ii) is terminated pursuant to Section 8.1(g) or (h), then, Bradley shall pay to Heritage, or as directed by Heritage, an amount equal to the Heritage Break-Up Fee (as defined below) less any Heritage Break-Up Expenses previously paid. Payment of any of such amounts shall be made, as directed by Heritage, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein.

                   (i)    For purposes of this Agreement, the "Heritage Break-Up
                                                               -----------------
Fee" shall be an amount equal to the lesser of (i) $15,000,000 (the "Heritage
---                                                                  --------
Fee Base Amount") or (ii) if Heritage continues to elect to qualify as a REIT,
---------------
the sum of (A) the maximum amount that can be paid to Heritage or the Heritage OP for the taxable year in which this Agreement is terminated without causing Heritage to fail to meet the requirements of Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Section 856(c)(2) and (3) of the Code ("Qualifying Income"), as
                                                     -----------------
determined by outside counsel or independent accountants to Heritage, and (B) in the event Heritage receives a letter from outside counsel (the "Heritage
                                                                 -------
Break-Up Tax Opinion") indicating that Heritage has received a ruling from the
--------------------
IRS holding that the receipt by Heritage or the Heritage OP of the Heritage Base Amount would either constitute Qualifying Income as to Heritage with respect to Heritage's proportionate share thereof or would be excluded from Heritage's gross income for purposes of Section 856(c)(2) and (3) of the Code (the "REIT
                                                                         ----
Requirements"), the Heritage Fee Base Amount less the amount payable under
------------
clause (A) above. In the event that Heritage or the Heritage OP is not able to receive the full Heritage Fee Base Amount, Bradley shall place the unpaid amount (i.e., the difference between the Heritage Fee Base Amount and the Heritage Break-Up Fee) in escrow and shall not release any portion thereof to Heritage or the Heritage OP unless and until Bradley receives any one or a combination of the following: (i) a letter(s) from Heritage's outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Heritage or the Heritage OP without causing Heritage to fail to meet the REIT Requirements for any relevant taxable year, together with an

IRS ruling or opinion of tax counsel to the effect that such payment should not be treated as included in the income of Heritage for any prior taxable year, in which event such maximum amount shall be paid to Heritage or the Heritage OP, or
(ii) a Heritage Break-Up Tax Opinion indicating that Heritage's receipt of the Heritage Fee Base Amount would satisfy, in whole or in part, the REIT Requirements, in which event Bradley shall pay to Heritage or the Heritage OP the unpaid Heritage Fee Base Amount. Bradley's obligation to pay any unpaid portion of the Heritage Break-Up Fee (provided Bradley has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to Bradley) on the date that is five years from the date the Heritage Break-Up Fee first becomes due under this Agreement.

                   (ii)   For purposes of this Agreement, the "Heritage Break-Up
                                                               -----------------
Expenses" shall be an amount equal to the lesser of (i) Heritage's out-of-pocket
--------
expenses incurred in connection with this Agreement and the other transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $3,000,000 (such amount being referred to in this Section 8.2(b) as the "Heritage Expense Base Amount") or (ii) the sum of (A) the maximum amount that
 ----------------------------
can be paid to Heritage or the Heritage OP without causing Heritage to fail to meet the REIT Requirements determined as if the payment of such amount did not constitute Qualifying Income, as determined by outside counsel or independent accountants to Heritage and (B) in the event Heritage receives a Heritage Break-Up Tax Opinion indicating that Heritage has received a ruling from the IRS holding that Heritage or the Heritage OP's receipt of the Heritage Expense Base Amount would either constitute Qualifying Income as to Heritage with respect to Heritage's proportionate share thereof or would be excluded from Heritage's gross income for purposes of the REIT Requirements, the Heritage Expense Base Amount less the amount payable under clause (A) above. In the event that Heritage or the Heritage OP is not able to receive the full Heritage Expenses Base Amount, Bradley shall place the unpaid amount (i.e., the difference between the Heritage Expense Base Amount and the Heritage Break-Up Expenses) in escrow and shall not release any portion thereof to Heritage or the Heritage OP unless and until Bradley receives any one or combination of the following: (i) a letter(s) from Heritage's outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Heritage or the Heritage OP without causing Heritage to fail to meet the REIT Requirements for any relevant taxable year, together with an IRS ruling or opinion of tax counsel to the effect that such payment should not be treated as included in income of Heritage for any prior taxable year, in which event such maximum amount shall be paid to Heritage or the Heritage OP, or (ii) a Heritage Break-Up Tax Opinion indicating that Heritage's receipt of the Heritage Expense Base Amount would satisfy, in whole or in part, the REIT Requirements, in which event Bradley shall pay to Heritage or the Heritage OP the unpaid portion of the Heritage Expense Base Amount. Bradley's obligation to pay any unpaid portion of the Heritage Break-Up Expenses (provided Bradley has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to Bradley) on the date that is five years from the date the Heritage Break-Up Expenses first become due under this Agreement.

             (c) Heritage also agrees that if this Agreement is terminated pursuant to Section 8.1(i), then Heritage shall pay to Bradley, as directed by Bradley, an amount equal to the Bradley Break-Up Fee (as defined below) less any Bradley Break-Up Expenses (as defined below) previously paid. Heritage agrees that if this Agreement is terminated pursuant to Section 8.1(c), then Heritage shall pay to Bradley, as directed by Bradley, an amount equal to the Bradley Break-Up Expenses.

                   (i)    For purposes of this Agreement, the "Bradley Break-Up
                                                               ----------------
Fee" shall be an amount equal to the lesser of (i) $15,000,000 (the "Bradley Fee
---                                                                  -----------
Base Amount") or (ii) if Bradley continues to elect to qualify as a REIT, the
-----------
sum of (A) the maximum amount that can be paid to Bradley without causing it to fail to meet the REIT Requirements determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Bradley, and (B) in the event Bradley receives a letter from outside counsel (the "Bradley Break-Up Tax
                                                           --------------------
Opinion") indicating that either (x) Bradley has received a ruling from the IRS
-------
holding that Bradley's receipt of the Bradley Fee Base Amount would either constitute Qualifying Income or would be excluded from Bradley's gross income for purposes of the REIT Requirements or that receipt by Bradley of the remaining balance of the Bradley Fee Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto or (y) in outside counsel's opinion the receipt by Bradley of the Bradley Fee Base Amount should not cause Bradley to fail to qualify as a REIT, the Bradley Fee Base Amount less the amount payable under clause (A) above. In the event that Bradley is not able to receive the full Bradley Fee Base Amount, Heritage shall place the unpaid amount (i.e., the difference between the Bradley Fee Base Amount and the Bradley Break-Up Fee) in escrow and shall not release any portion thereof to Bradley unless and until Heritage receives any one or combination of the following: (i) a letter(s) from Bradley's outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Bradley without causing it to fail to meet the REIT Requirements for any relevant taxable year, together with an IRS ruling or opinion of tax counsel to the effect that such payment would not be treated as included in income for any prior taxable year, in which event such maximum amount shall be paid to Bradley, or (ii) a Bradley Break-Up Tax Opinion indicating that either Bradley's receipt of the Bradley Fee Base Amount would satisfy, in whole or in part, the REIT Requirements or Bradley's receipt of the Bradley Fee Base Amount should not cause Bradley to fail to qualify as a REIT, in which event Heritage shall pay to Bradley the unpaid Bradley Fee Base Amount. Heritage's obligation to pay any unpaid portion of the Bradley Break-Up Fee (provided Heritage has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to Heritage) on the date that is five years from the date the Bradley Break-Up Fee first becomes due under this Agreement.

                   (ii)   For purposes of this Agreement, the "Bradley Break-Up
                                                               ----------------
Expenses" shall be an amount equal to the lesser of (i) Bradley's out-of-pocket
--------
expenses incurred in connection with this Agreement and the other transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $3,000,000 (such amount being referred to in this Section 8.2(c) as the "Bradley Expense Base Amount") and (ii) the sum of (A) the maximum amount that
 ---------------------------
can be paid to Bradley without causing it to fail to meet the REIT Requirements determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Bradley and (B) in the event Bradley receives a Bradley Break-Up Tax Opinion indicating that either (x) Bradley has received a ruling from the IRS holding that Bradley's receipt of the Bradley Expense Base Amount would either constitute Qualifying Income or would be excluded from Bradley's gross income for purposes of the REIT Requirements or that receipt by Bradley of the remaining balance of the Bradley Expense Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto or (y) in outside counsel's opinion the receipt by Bradley of the Bradley Expense Base Amount should not cause Bradley to fail to qualify as a REIT, the Bradley Expense Base Amount less the amount payable under clause (A) above. In the event that Bradley is not able to receive the full Bradley Expense Base Amount, Heritage shall place the unpaid amount (i.e., the difference between the Bradley Expense Base Amount and the Bradley Break-Up Expenses) in escrow and shall not release any portion thereof to Bradley unless and until Heritage receives any one or combination of the following: (i) a letter(s) from Bradley's outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Bradley without causing Bradley to fail to meet the REIT Requirements for any relevant taxable year, together with an IRS ruling or opinion of tax counsel to the effect that such payment would not be treated as included in income for any prior taxable year, in which event such maximum amount shall be paid to Bradley, or (ii) a Bradley Break-Up Tax Opinion indicating that either Bradley's receipt of the Bradley Expense Base Amount would satisfy, in whole or in part, the REIT Requirements or Bradley's receipt of the Bradley Expense Base Amount should not cause Bradley to fail to qualify as a REIT, in which event Heritage shall pay to Bradley the unpaid Bradley Expense Base Amount. Heritage's obligation to pay any unpaid portion of the Bradley Break-Up Expenses (provided Heritage has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to Heritage) on the date that is five years from the date the Bradley Break-Up Expenses first become due under this Agreement.

             (d) In the event that either Heritage or Bradley is required to file suit to seek all or a portion of the amounts payable under this Section 8.2, and such party prevails in such litigation, such party shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights under this Section 8.2; provided, however, that such expenses shall be considered part of out-of-pocket expenses incurred in connection with this Agreement and the other transactions within the definition of Heritage Break-Up Expenses or Bradley Break-Up Expenses, as the case may be.

             (e) Notwithstanding anything to the contrary in this Agreement (other than in the case of a willful breach), Heritage expressly acknowledges and agrees that, with respect to any termination of this Agreement pursuant to
Section 8.1(b), (f), (g) or (h) in circumstances where the Heritage Break-Up Fee and/or the Heritage Break-Up Expenses are payable in accordance with Section 8.2(b), the payment of the Heritage Break-Up Fee and/or the Heritage Break-Up Expenses shall constitute liquidated damages with respect to any claim for damages or any other claim which Heritage would otherwise be entitled to assert against Bradley, the Bradley OP or any of the Bradley Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or stockholders, with respect to this Agreement and the transactions contemplated by the Transaction Documents and shall constitute the sole and exclusive remedy available to Heritage. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 8.1(b), (f), (g) or (h) in circumstances where the Heritage Break-Up Fee and/or the Heritage Break-Up Expenses are payable in accordance with Section 8.2(b), the right to payment under any of such subsections of Section 8.1: (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to said section, and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing (other than in the case of a willful breach). Except for nonpayment of the amounts set forth in Section 8.2(b), Heritage hereby agrees that, upon any termination of this Agreement pursuant to Section 8.1(b), (f),
(g) or (h) in circumstances where the Heritage Break-Up Fee and/or the Heritage Break-Up Expenses are payable in accordance with Section 8.2(b), in no event (other than in the case of a willful breach) shall Heritage (A) seek to obtain any recovery or judgment against Bradley, the Bradley OP or any of the Bradley Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or stockholders, or (B) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

             (f) Notwithstanding anything to the contrary in this Agreement (other than in the case of a willful breach), Bradley expressly acknowledges and agrees that, with respect to any termination of this Agreement pursuant to
Section 8.1(c) or (i) in circumstances where the Bradley Break-Up Fee or the Bradley Break-Up Expenses are payable in accordance with Section 8.2(c), the payment of the Bradley Break-Up Fee or the Bradley Break-Up Expenses shall constitute liquidated damages with respect to any claim for damages or any other claim which Bradley would otherwise be entitled to assert against Heritage or any of the Heritage Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or stockholders, with respect to this Agreement and the transactions contemplated by the Transaction Documents and shall constitute the sole and exclusive remedy available to Bradley. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 8.1(c) or (i) in circumstances where the Bradley Break-Up Fee or the Bradley Break-Up Expenses are payable in accordance with Section 8.2(c), the right to payment under any of such subsections of Section 8.1: (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to said section, and
(ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing (other than in the case of a willful breach). Except for nonpayment of the amounts set forth in Section 8.2(c), Bradley hereby agrees that, upon any termination of this Agreement pursuant to Section 8.1(c) or (i) hereof in circumstances where the Bradley Break-Up Fee or the Bradley Break-Up Expenses are payable in accordance with Section 8.2(c), in no event (other than in the case of willful breach), shall Bradley (A) seek to obtain any recovery or judgment against Heritage or any of the Heritage Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or stockholders, or (B) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages. Further, Bradley expressly acknowledges that its sole and exclusive remedy in the event that Heritage is unable to proceed with the Closing due to Heritage's inability to obtain the Financing on or prior to the dates specified in Section 1.2 will be to terminate this Agreement under Section 8.1(i).

     Section 8.3. Effect of Termination. In the event of termination of this
                  ---------------------
Agreement by either Bradley or Heritage as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Heritage or Bradley, other than the last sentence of Section 5.2, Section 8.2, this Section 8.3 and Article IX and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 8.4. Amendment. This Agreement may be amended by the parties in
                  ---------
writing by action of their respective Boards of Directors at any time before or after the Bradley Stockholder Approval is obtained and prior to the filing of the Articles of Merger for the Merger with the State Department of Assessments and Taxation of the State of Maryland; provided, however, that, after the Bradley Stockholder Approval is obtained, no such amendment, modification or supplement shall alter the amount or change the form of the Merger Consideration to be delivered to Bradley's stockholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect Bradley's stockholders.

     Section 8.5. Extension; Waiver. At any time prior to the Effective Time,
                  -----------------
each of Bradley and Heritage may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     Section 9.1. Nonsurvival of Representations and Warranties. None of the
                  ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 9.2. Notices. All notices, requests, claims, demands and other
                  -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

             (a) if to Heritage, to

             Heritage Property Investment Trust, Inc.
             535 Boylston Street
             Boston, MA  02116
             Attn:  Thomas C. Prendergast, Chief Executive Officer and President
             Fax:   (617) 267-4557

             with a copy to:

             Bingham Dana LLP
             150 Federal Street
             Boston, MA  02110
             Attn:  Victor J. Paci, Esq.
                    Stephen H. Faberman, Esq.
             Fax:   (617) 951-8736

             and a copy to:

             Clifford Chance Rogers & Wells LLP
             200 Park Avenue
             New York, NY  10166
             Attn:    Jay L. Bernstein, Esq.
                      Timothy W. Korth, Esq.
             Fax:     (212) 878-8375

             (b) if to Bradley, to

             Bradley Real Estate, Inc.
             40 Skokie Boulevard
             Northbrook, IL  60062
             Attn:    Thomas P. D'Arcy, Chief Executive Officer and President
             Fax:     (847) 480-1893

             with a copy to:

             Goodwin, Procter & Hoar LLP
             Exchange Place
             Boston, MA  02109
             Attn:    Joseph L. Johnson III, P.C.
                      John T. Haggerty, Esq.
             Fax:     (617) 523-1231

     Section 9.3. Interpretation. When a reference is made in this Agreement to
                  --------------
a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 9.4. Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 9.5. Entire Agreement; No Third-Party Beneficiaries. This
                  ----------------------------------------------
Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the transactions (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and,
(ii) except for the provisions of Article II and Sections 5.8(a) and (b) and 5.9, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

     Section 9.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

     Section 9.7. Assignment. Neither this Agreement nor any of the rights,
                  ----------
interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 9.8. Enforcement. The parties agree that irreparable damage would
                  -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in any Maryland State court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (i) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any Federal court located in the State of Maryland or any Maryland State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     Section 9.9. Exhibits; Disclosure Letter. All Exhibits referred to herein
                  ---------------------------
and in the Bradley Disclosure Letter are intended to be and hereby are specifically made a part of this Agreement.


                                   ARTICLE X

                               CERTAIN DEFINITIONS
                               -------------------

     Section 10.1. Certain Definitions. For purposes of this Agreement:
                   -------------------

     "Affiliate" of any Person means another Person that directly or indirectly,
      ---------
through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     "Bradley Subsidiary" means the Bradley OP and each other Subsidiary of
      ------------------
Bradley.

     "Financing" means equity and debt financing that will be sufficient to fund
      ---------
the Merger Consideration and the LP Unit Consideration.

     "Heritage Subsidiary" means the Heritage Merger Sub and each other
      -------------------
Subsidiary of Heritage.

     "Knowledge" where used herein with respect to Bradley and any Bradley
      ---------
Subsidiary shall mean the actual (and not constructive or imputed) knowledge of the persons named in Section 10.1 of the Bradley Disclosure Letter and where used with respect to Heritage and the Heritage Merger Sub shall mean the actual (and not constructive or imputed) knowledge of Thomas C. Prendergast, Richard Trueblood and Gary Widett.

     "Law" means any statute, law, regulation, rule or ordinance of any
      ---
Governmental Entity applicable to Heritage or Bradley or any of their respective Subsidiaries.

     "Limited Partner Agreements" means written agreements, each of which (i)
      --------------------------
has as one of its purposes to permit a Person to take the position that such Person could defer Federal taxable income that otherwise might have been recognized upon a transfer of property to any Bradley Subsidiary that is treated as a partnership for Federal income tax purposes and (ii) (A) prohibits or restricts in any manner the disposition of any assets of Bradley or any of the Bradley Subsidiaries (including, without limitation, requiring Bradley or any of the Bradley Subsidiaries to indemnify any Person for any Tax liabilities resulting from any such disposition), (B) requires that Bradley or any of the Bradley Subsidiaries maintain, put in place, or replace indebtedness, whether or not secured by one or more properties of Bradley or any Bradley Subsidiary or
(C) requires that Bradley or any of the Bradley Subsidiaries offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for Federal income tax purposes for indebtedness or other liabilities of Bradley or any of the Bradley Subsidiaries.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, joint venture, association, trust, unincorporated organization or other entity.

     "Subsidiary" of any Person means any corporation, partnership, limited
      ----------
liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 50% or more of the voting stock, value of or other equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture or other legal entity.

     "Tax" or "Taxes" shall mean any Federal, state, local and foreign income,
      --------------
gross receipts, license, withholding, property, recording, stamp, sales, use, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

     "Tax Return" shall mean any return, declaration, report, claim for refund,
      ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Voting Debt" shall mean bonds, debentures, notes or other indebtedness
      -----------
having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in Bradley, any Bradley Subsidiary, Heritage or the Heritage Merger Sub, as applicable, may vote.

         IN WITNESS WHEREOF, Heritage, the Heritage Merger Sub and Bradley have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                               HERITAGE PROPERTY INVESTMENT TRUST, INC.

                               By:  /s/ Thomas C. Prendergast
                                     -------------------------------------------
                                    Name: Thomas C. Prendergast
                                    Title: Chief Executive Officer and President

                               HERITAGE-AUSTEN ACQUISITION, INC.

                               By:   /s/ Richard Trueblood
                                     -------------------------------------------
                                     Name: Richard Trueblood
                                     Title: President

                               BRADLEY REAL ESTATE, INC.

                               By:   /s/ Thomas P. D'Arcy
                                     -------------------------------------------
                                     Name: Thomas P. D'Arcy
                                     Title: Chairman, Chief Executive Officer &
                                          President

                                   SCHEDULE A

                  LIST OF BRADLEY SUBSIDIARIES TO BE LIQUIDATED


Bradley Management Corp.
BTR Development Corp.
BTR Development LP
Bradley Management LP


                                    Sch. A

                                    EXHIBIT A

                     FORM OF AGREEMENT AND IRREVOCABLE PROXY


     AGREEMENT and IRREVOCABLE PROXY (this "Agreement"), dated as of May __,
                                            ---------
2000, by and among the undersigned holder of shares of common stock (the "Bradley Common Shares") of Bradley Real Estate, Inc., a Maryland corporation
 ---------------------
("Bradley"), [and shares of 8.4% Series A Convertible Preferred Stock of
  -------
Bradley, par value $0.01 per share (the "Bradley Preferred Shares")] and
                                         ------------------------
Heritage Property Investment Trust, Inc., a Maryland corporation ("Heritage").
                                                                   --------

             A. The undersigned is the owner, beneficially or of record, of certain Bradley Common Shares [and Bradley Preferred Shares] (together, the "Bradley Shares"), as set forth on Schedule A;
 --------------                    ----------

             B. Simultaneously with the execution and delivery of this Agreement, Heritage, Heritage Merger Sub and Bradley are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Bradley
                                   ----------------
will merge with and into Heritage Merger Sub, a Maryland corporation and a wholly-owned subsidiary of Heritage (the "Merger");
                                          ------

             C. As a condition to the willingness of Heritage to enter into the Merger Agreement, the undersigned has agreed to enter into this Agreement.

     In consideration of the promises and mutual covenants provided herein, and other good and sufficient consideration, the receipt of which is acknowledged by each party hereto, the parties hereto agree as follows:

     1. Proxy.
        -----

                   (a) The undersigned hereby irrevocably constitutes and appoints Heritage as its true and lawful proxy and attorney-in-fact, for and in the name, place and stead of the undersigned, solely to vote or cause to be voted all of the Bradley Shares, together with any additional Bradley Shares that the undersigned shall acquire, between the date of this Agreement and the date of termination of this Agreement (i) in favor of the Merger Agreement and any other actions and transactions contemplated in connection therewith and (ii) against any Competing Transaction (as defined in the Merger Agreement), in each case, at any annual, special or other meeting of the shareholders of Bradley and at any adjournment or postponements thereof (a "Meeting"), or pursuant to any written consent in
                               -------
     lieu of a meeting or otherwise.

                   (b) In the event that Heritage is unable or declines to exercise the power and authority granted by the Proxy for any reason, the undersigned covenants and agrees to vote or cause to be voted all of such Bradley Shares in favor of approval and adoption of the Merger Agreement and any other actions and transactions contemplated in connection therewith at any Meeting and, upon written request of Heritage, to provide their written consent thereto.

                   (c) The undersigned hereby covenants and agrees not to vote, cause to be voted or take any action by written consent of shareholders in lieu of a meeting on any matter which is subject to this Agreement without the prior written consent of Heritage, and will promptly provide Heritage with copies of any shareholder notices given by Bradley and received by the undersigned.

     2. Covenants. The undersigned, hereby covenants and agrees not to, and not
        ---------
to agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Bradley Shares, or grant any proxy, power-of-attorney or other authorization or interest in or with respect to such Bradley Shares, or deposit such Bradley Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Bradley Shares unless and until they shall have taken all actions (including, without limitation, the endorsement of a legend on the certificates evidencing such Bradley Shares) necessary to ensure that such Bradley Shares shall at all times be subject to the rights, powers and privileges granted or conferred, and subject to all restrictions, covenants and limitations imposed, by this Agreement and shall have caused any transferee of any of the Bradley Shares to execute and deliver to the other party hereto, an Agreement and Irrevocable Proxy consistent with the terms contained herein.

     3. Representation and Warranty. The undersigned represents and warrants to
        ----------------------------
Heritage that the undersigned has full power and authority to enter into this Agreement, to grant the Proxy and to perform the undersigned's obligations hereunder.

     4. Miscellaneous.
        -------------

                   (a) The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of law provisions thereof.

                   (b) EACH OF THE UNDERSIGNED AND HERITAGE AGREE THAT THE PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY ARE COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND SHALL NOT BE TERMINATED BY ANY ACT OF THE UNDERSIGNED OR HERITAGE, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS EXCEPT AS PROVIDED HEREIN.

                   (c) THIS POWER OF ATTORNEY SHALL NOT BE AFFECTED BY THE DEATH OR DISABILITY OF THE UNDERSIGNED.

                   (d) This Agreement and the Proxy granted hereunder shall terminate immediately upon the termination of the Merger Agreement or the consummation of the transactions contemplated thereby.

                   (e) The undersigned acknowledges and agrees that performance of the undersigned's obligations hereunder will confer a unique benefit on Heritage and that a failure of performance will result in irreparable harm to the other and will not be compensable by money damages. The parties therefore agree that this Agreement, including the Proxy, shall be specifically enforceable and that specific enforcement and injunctive relief shall be remedies properly available for any breach of any agreement, covenant or representation of the other hereunder. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the personal representatives, heirs, successors and assigns of the parties hereto.

                   (f) The undersigned will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Heritage to be necessary or desirable to complete the proxies granted herein or to carry out the provisions hereof.

                   (g) If any term, provision, covenant or restriction of this Agreement, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated and shall be enforced to the fullest extent permitted by law.

                   (h) This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned and Heritage have duly executed this Agreement or caused this Agreement to be duly executed as of the date first above written.

                                   HERITAGE PROPERTY INVESTMENT TRUST, INC.


                                   By:_________________________
                                        Name:
                                        Title:



                                   BRADLEY SHAREHOLDER



                                   By:_________________________
                                        Name:
                                        Title:

                                   SCHEDULE A
                                   ----------

 -------------------------------------------------------------------------------
                      Bradley                            Bradley
                      Common    Ownership     Voting    Preferred   Voting
 Name                 Shares    Percentage  Percentage    Shares   Percentage
 ----                 ------    ----------  ----------    ------   ----------
 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

                                    EXHIBIT B

                         FINANCING COMMITMENT LETTERS

                                    EXHIBIT C

                      AMENDMENT TO THE BRADLEY OP AGREEMENT
                  RELATING TO SECTION 514(c)(9)(E) OF THE CODE


     Provisions of the Bradley OP's Second Restated Agreement of Limited Partnership, as amended by a first amendment dated July 31, 1998, as further amended by a second amendment dated August 6, 1998, as further amended by a third amendment dated February 23, 1999, and as further amended by a fourth amendment dated September 7, 1999 (the "Partnership Agreement"), to be amended
                                        ---------------------
(effective as of the Effective Time (as such term is defined in this Agreement)) as set forth below. Terms not otherwise defined in this Exhibit C shall have the meanings assigned to them in the Partnership Agreement:

     1. Partnership Agreement (including, without limitation, the amendment to the Partnership Agreement relating to the designation and issuance of the 8.4% Series A Convertible Preferred Units (the "Series A Units")) to be amended to
                                           --------------
convert the Series A Units into General Partner Units or Limited Partner Units, as determined by the General Partner, that are not Preferred Units, so that the 8.875% Series B Cumulative Redeemable Perpetual Preferred Units (the "Series B
                                                                      --------
Units") and the 8.875% Series C Cumulative Redeemable Perpetual Preferred Units
-----
(the "Series C Units") are the only two classes of Preferred Units outstanding
      --------------
at the Effective Time.

     2. Section 1.1 of the Partnership Agreement to be amended to add definition of "Adjusted Capital Account" to mean: the Capital Account maintained for each Partner (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or the penultimate sentences of Treas. Reg. (S)(S) 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) decreased by the items described in Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treas. Reg. (S) 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     3. Section 8.4 of the Partnership Agreement to be amended to provide for the distribution of Operating Cash Flow and Capital Cash Flow in the following order of priority: (i) first, pro rata (based on the respective number of Units
                       -----
held by them) to the holders of the Preferred Units until they have received aggregate distributions equal to the amount of their cumulative Priority Return; and (ii) thereafter, pro rata (based on the respective number of Units held by
         ----------
them) to the holders of Units other than the Preferred Units (such holders of Units other than the Preferred Units referred to as the "Common Unitholders");
                                                         ------------------
provided, that, after making the distributions specified in clause (i), the
--------
Common Unitholders shall receive an annual distribution under this clause (ii) of at least $0.38 per Unit for three years (the "Minimum Distribution Amount").
                                                 ---------------------------

     4. Section 7.1 of the Partnership Agreement to be amended in one of two alternative ways:

        Alternative 1:    to provide for the allocation of Profits in the
        ----------- -
                          following order of priority: (i) first, to the General
                                                           -----
                          Partner to the extent that the cumulative Losses
                          allocated to the General Partner pursuant to Section
                          [5(ii)] exceed the cumulative Profits allocated to the
                          General Partner pursuant to this Section __; (ii)
                          second, pro rata (based on the respective number of
                          ------
                          Units held by them) to the holders of the Preferred
                          Units until the cumulative amount of Profits allocated
                          pursuant to this clause (ii) equals their cumulative
                          Priority Return through the end of the applicable year
                          (whether or not distributed); (iii) third, to the
                                                              -----
                          Common Unitholders to the extent that the cumulative
                          Losses allocated to the Common Unitholders pursuant to
                          Section [5(i)] exceed the cumulative Profits allocated
                          to the Common Unitholders
                          pursuant to this Section __; and (iv) thereafter, pro
                                                                ----------
                          rata (based on the respective number of Units held by them) to the Common Unitholders.

        Alternative 2:    provide for the allocation of Profits in the following
        ----------- -
                          order of priority: (i) first, to the General Partner
                                                 -----
                          to the extent that the cumulative Losses allocated to
                          the General Partner pursuant to Section [5(iii)]
                          exceed the cumulative Profits allocated to the General
                          Partner pursuant to this Section __; (ii) second, to
                                                                    ------
                          the holders of Preferred Units to the extent that the
                          cumulative Losses allocated to the holders of
                          Preferred Units pursuant to Section [5(ii)] exceed the
                          cumulative Profits allocated to the holders of
                          Preferred Units pursuant to this Section __; (iii)
                          third, pro rata (based on the respective number of
                          -----
                          Units held by them) to the holders of the Preferred
                          Units until the cumulative amount of Profits allocated
                          pursuant to this clause (iii) equals their cumulative
                          Priority Return through the end of the applicable year
                          (whether or not distributed); (iv) fourth, to the
                                                             ------
                          Common Unitholders to the extent that the cumulative
                          Losses allocated to the Common Unitholders pursuant to
                          Section [5(i)] exceed the cumulative Profits allocated
                          to the Common Unitholders pursuant to this Section __;
                          and (v) thereafter, pro rata (based on the respective
                                  ----------
                          number of Units held by them) to the Common
                          Unitholders.

     5. Section 7.1 of the Partnership Agreement to be amended in one of two alternative ways:

        Alternative  1:   to provide for the allocation of Losses in the
        -----------  -
                          following order of priority: (i) first, pro rata
                                                           -----
                          (based on the respective number of Units held by them)
                          to the Common Unitholders; provided, that Losses
                                                     --------
                          allocated to a Common Unitholder pursuant to this
                          Section __ shall not exceed the maximum amount of
                          Losses that can be allocated without causing that
                          Common Unitholder to have a negative Adjusted Capital
                          Account balance; and (ii) thereafter, one hundred
                                                    ----------
                          percent (100%) to the General Partner. If this alternative is selected, Section 7 of the Partnership
                          Agreement will be amended to impose a Capital Account deficit restoration obligation on the General Partner.

        Alternative 2:    to provide for the allocation of Losses in the
        ----------- -
                          following order of priority: (i) first, pro rata
                                                           -----
                          (based on the respective number of Units held by them)
                          to the Common Unitholders; provided, that Losses
                                                     --------
                          allocated to a Common Unitholder pursuant to this
                          Section __ shall not exceed the maximum amount of
                          Losses that can be allocated without causing that
                          Common Unitholder to have a negative Adjusted Capital
                          Account balance; (ii) second, pro rata (based on the
                                                ------
                          respective number of Units held by them) to the
                          holders of Preferred Units; provided, that Losses
                                                      --------
                          allocated to a holder of Preferred Units pursuant to
                          this Section __ shall not exceed the maximum amount of
                          Losses that can be allocated without causing that
                          holder of Preferred Units to have a negative Adjusted
                          Capital Account balance; and (iii) thereafter, one
                                                             ----------
                          hundred percent (100%) to the General Partner.

     6. Section 15 of the Partnership Agreement to be amended to provide that, following the repayment of the Partnership's debts and the establishment of adequate reserves, liquidating distributions will be made in proportion to and solely to the extent of positive Capital Account balances (after taking into account all allocations of Profits and Losses).

     7. Partnership Agreement to be amended to remove the special distribution and allocation provisions of Section 8.9.

     8. Section 7.2 of the Partnership Agreement to be amended to add a "qualified income offset" provision.

     9. Section 7 of the Partnership Agreement to be amended to add a provision indicating that the Partnership Agreement shall be construed so as to comply with the requirements of Section 514(c)(9)(E) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and that all interpretations of the Partnership Agreement and such amendments shall be made accordingly.

     10. To the extent determined desirable by the General Partner or determined necessary by Bradley and permitted under applicable Treasury Regulations, the Partnership's assets will be revalued on its books and records and the partners' Capital Accounts will be adjusted as of the Effective Time in the manner provided for in Treas. Reg. (S) 1.704-1(b)(2)(iv)(f).